Exhibit 2.2

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Dated as of February 17, 2012

by and among

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED,

CPA 15 HOLDCO, INC.,

CPA 15 MERGER SUB INC.,

W. P. CAREY & CO. LLC,

W. P. CAREY REIT, INC.

and, for the limited purposes set forth in Section 4.3,

CAREY ASSET MANAGEMENT CORP.

and

W. P. CAREY & CO. B.V.

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TABLE OF CONTENTS

(continued)

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EXHIBITS

Exhibit A	–	Articles of Merger

SCHEDULES

W. P. Carey Disclosure Letter:

Section 2.2(b)(iii)	–	Issued and Outstanding or Reserved for Issuance Securities
Section 2.2(b)(iv)	–	Registration Rights
Section 2.2(c)(iii)	–	Consents, Approvals, Authorizations, Permits, Filings, and Notifications
Section 2.2(c)(iv)(C)	–	Required Consents
Section 2.2(e)	–	Certain Changes or Events
Section 2.2(f)	–	Material Liabilities
Section 2.2(i)	–	Litigation
Section 2.2(j)	–	Taxes
Section 2.2(k)	–	Pension and Benefit Plans
Section 2.2(n)	–	Environmental Matters
Section 2.2(o)(i)	–	Real Property Liens and Ownership
Section 2.2(o)(i)(F)	–	Liens on Equity Interests
Section 2.2(o)(ii)	–	Contracts for Sale, Acquisition, or Transfer, and Development and Construction Contracts
Section 2.2(o)(iii)	–	Agreements of Sale, Option Agreements, Rights of First Offer, Rights of First Refusal, and Early Termination Rights.
Section 2.2(p)	–	Insurance Policies
Section 2.2(q)	–	Vote Required
Section 2.2(t)(i)	–	Material Contracts in Default
Section 2.2(t)(ii)	–	Due-on-Sale Provisions
Section 2.2(t)(iii)	–	Non-Competition Agreements
Section 2.2(t)(iv)	–	Indemnification Agreements
Section 2.2(u)	–	Related Party Transactions
Section 3.2	–	Post Execution Conduct of Business
Section 9.1	–	Officers for Knowledge Qualifier

CPA15 Disclosure Letter:

Schedule 2.2(c)(ii)	–	Consents, Approvals, Authorizations, Permits, Filings and Notifications
Schedule 9.1	–	Officers for Knowledge Qualifier

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INDEX OF DEFINED TERMS

Affiliate	48
Agreement	1
Articles of Merger	3
Asset Management Agreement	32
Benefit Plans	18
Business Day	48
CAM	1
Cash Component	4
CERCLA	19
Claim	36
Closing	3
Closing Date	3
Code	2
Competing Transaction	35
Conversion Agreement	1
Conversion Transaction Documents	11
CPA 15 Holdco	1
CPA15	1
CPA15 Advisory Agreement	32
CPA15 Advisory Agreements	32
CPA15 Bylaws	7
CPA15 Charter	7
CPA15 Common Stock	1
CPA15 Competing Transaction	34
CPA15 Disclosure Letter	6
CPA15 Expenses	43
CPA15 Material Adverse Effect	48
CPA15 Material Contract	8
CPA15 Merger	1
CPA15 Property	48
CPA15 SEC Documents	49
CPA15 Special Committee	1
CPA15 Stockholder Approval	9
CPA15 Stockholder Meeting	8
CPA15 Stockholders	3
CPA15 Subsidiary	49
CPA15 Superior Competing Transaction	35
Dissenting Shares	4
Dissenting Stockholder	4
Effective Time	3
Employee Benefit Plans	49
Environmental Law	19
ERISA	18
ERISA Affiliate	18
Exchange Act	9

Exchange Fund	6
Exchange Shares	4
Expense Amount	44
Extended Termination Date	42
Foreign Subsidiary	1
Form S-4	29
GAAP	48
Governmental Entity	5
Hazardous Material	19
Indemnified Parties	36
IRS	49
Joint Proxy Statement/Prospectus	29
Knowledge	49
Law	49
Liens	49
Listed Shares	1
Merger Sub	1
Merger Sub Bylaws	3
Merger Sub Charter	3
Merger Sub Common Stock	11
Merger Transaction Documents	8
MGCL	2
NewCo REIT	1
NewCo REIT Bylaws	12
NewCo REIT Charter	12
NewCo REIT Common Stock	1
Paying and Exchange Agent	6
PCBs	19
Pension Plans	18
Per Share Merger Consideration	4
Person	49
Qualifying Income	45
Receiving Party	44
REIT	2
REIT Subsidiaries	17
Release	20
Reorganization	1
SDAT	3
SEC	9
Securities Act	9
Stockholder Approvals	23
Subsidiary	49
Surviving Company	2
Takeover Statute	10
Tax	49

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INDEX OF DEFINED TERMS

(continued)

Tax Protection Agreement	49
Tax Return	50
Taxes	49
Termination Date	42
Transaction Document	8
Transaction Documents	8
Transfer and Gains Taxes	35
Voting Debt	50
W. P. Carey	1
W. P. Carey B.V.	1
W. P. Carey Bylaws	12
W. P. Carey Competing Transaction	33
W. P. Carey Conversion	1
W. P. Carey Disclosure Letter	10

W. P. Carey Expenses	43
W. P. Carey Holdco LLC	50
W. P. Carey Intangible Property	19
W. P. Carey LLC Agreement	12
W. P. Carey Material Adverse Effect	50
W. P. Carey Material Contracts	23
W. P. Carey Permits	15
W. P. Carey Properties	21
W. P. Carey Property	21
W. P. Carey Property Restrictions	21
W. P. Carey SEC Documents	13
W. P. Carey Stockholder Meeting	11
W. P. Carey Stockholders	11
W. P. Carey Subsidiary	51

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AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA15” ), CPA 15 Holdco, Inc., a Maryland corporation and a wholly-owned subsidiary of CPA 15 (“CPA 15 Holdco”), W. P. Carey & Co. LLC, a Delaware limited liability company and the ultimate parent of the external manager of CPA15 (“W. P. Carey”), W. P. Carey REIT, Inc., a Maryland corporation and a wholly-owned subsidiary of W. P. Carey (“NewCo REIT”), CPA 15 Merger Sub Inc., a Maryland corporation and an indirect subsidiary of NewCo REIT (“Merger Sub”), and, for the limited purposes set forth in Section 4.3, Carey Asset Management Corp. (“CAM”) and W. P. Carey & Co. B.V. (“Foreign Subsidiary”), each a subsidiary of W. P. Carey.

RECITALS

A. Immediately prior to the execution and delivery hereof, W. P. Carey and NewCo REIT have entered into an Agreement and Plan of Merger dated as of the date hereof (as it may be amended or supplemented from time to time, the “Conversion Agreement”), which provides for the merger of W. P. Carey with and into NewCo REIT, with NewCo REIT surviving the merger (such transactions are collectively referred to herein as the “W. P. Carey Conversion”), upon the terms and subject to the conditions set forth therein.

B. The Conversion Agreement contemplates that W. P. Carey shall, following the Reorganization (as defined in Section 3.4), merge with and into NewCo REIT and each outstanding listed share of W. P. Carey, no par value (the “Listed Shares”), shall be cancelled and, in exchange for cancellation of such share, the rights attaching to such share shall be converted into one (1) share of NewCo REIT’s common stock, $0.001 par value per share (“NewCo REIT Common Stock”), as set forth in the Conversion Agreement.

C. Prior to the consummation of the W. P. Carey Conversion, W. P. Carey and certain of its affiliates shall, as a condition to the Closing, consummate the Reorganization.

D. Prior to the Merger (as defined below), a newly-formed, wholly-owned subsidiary of CPA 15 Holdco will merge with and into CPA15 (the “CPA15 Merger”), and each outstanding share of common stock, $0.001 par value per share, of CPA15 shall be converted into one share of common stock, $0.001 par value per share, of CPA 15 Holdco (the term “CPA15 Common Stock” as used herein shall refer to the common stock of CPA15 prior to such merger and the common stock of CPA 15 Holdco from and after the effective time of such merger).

E. After the completion of the W. P. Carey Conversion and the Reorganization, W. P. Carey, CPA15 Holdco, NewCo REIT, W. P. Carey Holdco LLC and Merger Sub intend, upon the terms and subject to the conditions set forth in this Agreement, to merge CPA 15 Holdco with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a direct subsidiary of W. P. Carey Holdco LLC (a direct subsidiary of NewCo REIT) and CPA 15 being a direct subsidiary of Merger Sub.

F. A special committee of independent directors of the Board of Directors of CPA15 (the “CPA15 Special Committee”) has unanimously (i) determined that this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents (as defined herein), including the Merger, are advisable and in the best interests of CPA15 and the CPA15

Stockholders (as defined herein) and (ii) recommended to the Board of Directors of CPA15 that it approve and declare advisable this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger, upon the terms and conditions contained herein and therein.

G. The Board of Directors of W. P. Carey has unanimously determined that (A) the Reorganization, (B) the Conversion Agreement, and the transactions contemplated thereby and by the Conversion Transaction Documents (as defined herein), including the W. P. Carey Conversion and (C) this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger, are advisable and in the best interests of W. P. Carey and the W. P. Carey Stockholders (as defined herein).

H. This Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger, have been approved by (i) the Board of Directors of W. P. Carey, including a majority of the independent directors and a majority of the directors who are not interested in the Merger and the other transactions contemplated by the Merger Transaction Documents, (ii) the Board of Directors of CPA15, including a majority of the independent directors and a majority of the directors who are not interested in the Merger and the other transactions contemplated by the Merger Transaction Documents, following the recommendation of the CPA15 Special Committee, (iii) the board of directors of Merger Sub and (iv) the board of directors of NewCo REIT. In addition, the Conversion Agreement, and the transactions contemplated thereby and by the Conversion Transaction Documents, including the W. P. Carey Conversion, have been approved by (i) the Board of Directors of W. P. Carey and (ii) the board of directors of NewCo REIT.

I. For U.S. federal income Tax purposes, it is intended that the CPA15 Merger shall be characterized as a reorganization governed by Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Merger shall be characterized as a reorganization governed by Section 368(a)(1)(A) of the Code .

J. The parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

AGREEMENT

In consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the procedures set forth in Section 3-105 of the Maryland General Corporation Law (the “MGCL”), CPA 15 Holdco shall merge with and into Merger Sub. Following the Merger, Merger Sub will continue as the surviving corporation (the “Surviving Company”) and a direct subsidiary of W. P. Carey Holdco LLC, a direct subsidiary of NewCo REIT, and the separate corporate existence of CPA 15 Holdco will cease, each in accordance with Section 3-114 of the MGCL, and, from and after the Effective Time (as hereinafter defined), the Merger shall have the effects set forth in the applicable provisions of the MGCL. NewCo REIT will maintain its existence as a real estate investment trust (“REIT”) under Section 856(c) of the Code.

Section 1.2. Closing. The closing (the “Closing”) of the Merger will take place commencing at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the third Business Day after satisfaction or waiver of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020, or at such other time and place as is agreed to in writing by the parties hereto (the date on which the Closing takes place, the “Closing Date”).

Section 1.3. Effective Time. Upon the terms and subject to the conditions set forth herein, as part of the Closing, CPA15 and Merger Sub shall execute articles of merger (the “Articles of Merger”) in substantially the form attached hereto as Exhibit B and shall file such Articles of Merger in accordance with the MGCL with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and shall make all other filings and recordings required under the MGCL with respect to the Merger. The Merger shall become effective at such time as NewCo REIT and CPA15 shall agree should be specified in the Articles of Merger (such time as the Merger becomes effective, the “Effective Time”); provided that such time is not earlier than the time the Articles of Merger are filed of record and does not exceed 30 days after the Articles of Merger are accepted for record. Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

Section 1.4. Charter and Bylaws. The articles of incorporation of Merger Sub (the “Merger Sub Charter”) and the bylaws of Merger Sub (the “Merger Sub Bylaws”) as in effect immediately prior to the Effective Time of the Merger, shall, except for any required amendments, be the articles of incorporation and the bylaws of the Surviving Company, until further amended in accordance with the respective terms of such articles of incorporation and bylaws and applicable Maryland Law.

Section 1.5. Directors and Officers of the Surviving Company. Unless otherwise determined by NewCo REIT and CPA15, from and after the Effective Time (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company, and (ii) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, in each case until duly removed or replaced in accordance with the bylaws of the Surviving Company and the MGCL.

Section 1.6. Per Share Merger Consideration.

(a) As of the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any further action on the part of W. P. Carey, CPA15, CPA 15 Holdco, Merger Sub, NewCo REIT, any other W. P. Carey Subsidiary or any stockholder of CPA15 and CPA 15 Holdco (the stockholders of CPA15 and CPA 15 Holdco, the “CPA15 Stockholders”), each share of CPA15 Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and, in exchange for cancellation of such share (other than the Dissenting Shares discussed in Section 1.7), the rights attaching to such share shall be converted into the right to receive the Per Share Merger Consideration (as defined below). Notwithstanding anything herein to the contrary, each share of CPA15 Common Stock that is owned by W. P. Carey or any W. P. Carey Subsidiary immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist without any conversion thereof or payment therefor.

(b) Subject to Section 1.7, at the Effective Time, all shares of CPA15 Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of CPA15 Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration or any cash pursuant to Section 1.9(e).

(c) For purposes of this Agreement, the following terms shall have the following meanings:

“Cash Component” means $1.25.

“Exchange Shares” means 0.2326 shares of NewCo REIT Common Stock.

“Per Share Merger Consideration” means (i) the Cash Component and (ii) the Exchange Shares.

Section 1.7. Dissenters’ Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, to the extent that the right to demand payment of fair value of the CPA15 Common Stock in connection with the Merger is available under the MGCL, any outstanding shares of CPA15 Common Stock held by a Dissenting Stockholder (“Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the MGCL; provided, however, that each share of CPA15 Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Stockholder who, after the Effective Time, withdraws his demand or fails to perfect or otherwise loses his right to receive payment of fair value, pursuant to the MGCL, shall be deemed to be converted as of the Effective Time into the right to receive the Per Share Merger Consideration, without interest. As used in this Agreement, “Dissenting Stockholder” means any record holder or beneficial owner of shares of CPA15 Common Stock who is entitled to demand and receive payment of the fair value of such holder’s shares pursuant to Section 3-202 of the MGCL and who does not vote for the Merger and complies with all provisions of the MGCL (including all provisions of Section 3-203 of the MGCL) concerning the right of holders of shares of CPA15 Common Stock to object to the Merger and obtain fair value for their shares.

(b) CPA15 and CPA 15 Holdco shall give NewCo REIT (i) prompt notice of any demands for payment of fair value pursuant to the applicable provisions of the MGCL received by CPA15 or CPA 15 Holdco, attempted withdrawals of such demands, and any other instruments served pursuant to the MGCL and received by CPA15 or CPA 15 Holdco relating to rights of appraisal and (ii) the opportunity to participate in and direct the conduct of all negotiations and proceedings with respect to demands for payment of fair value under the MGCL. CPA15 and CPA 15 Holdco shall not, except with the prior written consent of NewCo REIT, make any payment with respect to any such demands for payment of fair value, or settle, or offer to settle, or otherwise negotiate any such demands for payment of fair value.

Section 1.8. Adjustments to Per Share Merger Consideration.

The Per Share Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, stock split, reverse stock split, stock dividend (including any stock dividend or distribution of securities convertible into CPA15 Common Stock or NewCo REIT Common Stock, as applicable), reorganization, recapitalization or other like change with respect to CPA15 Common Stock (or for which a record date is established) and with respect to the NewCo REIT Common Stock (or for which a record date is established), after the date hereof and prior to the Effective Time; provided that nothing in this Section 1.8 shall be construed to permit W. P. Carey, NewCo REIT, Merger Sub, any other W. P. Carey Subsidiary or CPA15 or CPA 15 Holdco to take any action with respect to their securities that is prohibited by the terms of this Agreement.

Section 1.9. Recordation of Exchange; Payment of Merger Consideration.

(a) Delivery of NewCo REIT Common Stock. As soon as practicable following the Effective Time, NewCo REIT shall cause the transfer agent for the NewCo REIT Common Stock to record the issuance on the stock records of NewCo REIT of the amount of NewCo REIT Common Stock issuable as Per Share Merger Consideration to each holder of CPA15 Common Stock pursuant to Section 1.6(a).

(b) No Interest. No interest shall be paid or shall accrue on unpaid dividends declared in respect of the CPA15 Common Stock and with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

(c) No Further Ownership Rights. All Per Share Merger Consideration paid by NewCo REIT in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the CPA15 Common Stock in respect of which such Per Share Merger Consideration was paid. At the close of business on the day on which the Effective Time occurs, the share transfer books of CPA 15 Holdco and CPA15 shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Company of the shares of CPA15 Common Stock that were outstanding immediately prior to the Effective Time.

(d) No Liability. None of W. P. Carey, NewCo REIT, Merger Sub, or any employee, officer, director, partner, agent or Affiliate of any of them, shall be liable to any person for any part of the Per Share Merger Consideration or for dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any shares of CPA15 Common Stock five years after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any federal, state, local government, or agency or any court, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), shall, to the extent permitted by applicable Law, become the property of NewCo REIT or its designated Affiliate free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(e) Fractional Shares. No certificates for fractional shares of NewCo REIT Common Stock shall be issued hereunder. To the extent that a holder of CPA15 Common Stock would otherwise be entitled to receive a fraction of a share of NewCo REIT Common Stock, computed on the basis of the aggregate number of shares of CPA15 Common Stock held by such holder, such holder shall instead receive a cash payment in an amount equal to such fraction multiplied by $10.48.

(f) Paying and Exchange Agent. Prior to the Effective Time, W. P. Carey shall designate a bank or trust company reasonably acceptable to CPA15 to act as agent for the payment of the Per Share Merger Consideration (the “Paying and Exchange Agent”). W. P. Carey shall take all steps necessary to enable, and shall cause, the Surviving Company to provide to the Paying and Exchange Agent immediately following the Effective Time the aggregate cash portion of the Per Share Merger Consideration payable upon cancellation of the CPA15 Common Stock pursuant to Section 1.6. The funds deposited with the Paying and Exchange Agent in respect of the Per Share Merger Consideration is hereinafter referred to as the “Exchange Fund.” As soon as practicable after the Effective Time, and in any event not later than the 10th Business Day thereafter, the Paying and Exchange Agent shall pay to each holder of CPA15 Common Stock the amount of cash such holder is entitled to receive pursuant to Section 1.6(a).

(g) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of CPA15 Common Stock one year after the Effective Time shall be delivered to NewCo REIT or its designated Affiliate, upon demand, and any holder of CPA15 Common Stock who has not theretofore complied with this Article I shall thereafter look only to NewCo REIT or its successor in interest for payment of its claim for the Per Share Merger Consideration (subject to applicable abandoned property, escheat and other similar Law).

(h) Investment of Exchange Fund. The Paying and Exchange Agent shall invest any cash included in the Exchange Fund, as directed by NewCo REIT, on a daily basis; provided, however, that such investments shall be in (i) obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (iii) certificates of deposit maturing not more than 180 days after the date of purchase issued by a bank organized under the Laws of the United States or any state thereof having a combined capital and surplus of at least $3,000,000,000 or (iv) a money market fund having assets of at least $1,000,000,000. Any interest and other income resulting from such investments shall be the property of, and paid to, NewCo REIT or its designated Affiliate.

(i) Withholding Rights. NewCo REIT or the Paying and Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of CPA15 Common Stock, such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Entity in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the former holder of CPA15 Common Stock in respect of which such deduction and withholding was made.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of CPA15 and CPA 15 Holdco. CPA15 and CPA 15 Holdco, jointly and severally, represent and warrant to each of W. P. Carey, NewCo REIT and Merger Sub that, except as disclosed in the CPA15 disclosure letter dated as of the date of this Agreement and delivered to W. P. Carey, NewCo REIT and Merger Sub in connection with the execution hereof (the “CPA15 Disclosure Letter”), the statements set forth in this Section 2.1 are true and correct; provided that CPA15, CPA 15 Holdco, W. P. Carey, NewCo REIT and Merger Sub

agree that CPA15 and CPA 15 Holdco shall have no liability for any breach of representations and warranties set forth in this Section 2.1 to the extent due to actions or inactions of W. P. Carey or any W. P. Carey Subsidiary, in each case in its capacity as advisor to CPA15 pursuant to the CPA15 Advisory Agreements (as defined in Section 4.3):

(a) Organization, Standing and Corporate Power of CPA15 and CPA 15 Holdco. Each of CPA15 and CPA 15 Holdco is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of CPA15 and CPA 15 Holdco has heretofore made available to W. P. Carey complete and correct copies of its charter, as amended and supplemented to the date hereof (the “CPA15 Charters”), and its bylaws, as amended to the date hereof (“CPA15 Bylaws”).

(b) Capital Structure.

(i) As of the date of this Agreement, the authorized capital stock of CPA15 consists of 240,000,000 shares of CPA15 Common Stock, 131,566,205.9423 shares of which are issued and outstanding and which constitute all of the issued and outstanding securities of CPA15. All issued and outstanding shares of CPA15 Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right contained in the charter or Bylaws of CPA 15 or in any material contract filed as an exhibit to CPA 15’s annual report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”). No dividends or distributions on securities of CPA15 or any CPA15 Subsidiary have been declared or authorized by the Board of Directors of CPA15since January 1, 2011 other than those presented by W. P. Carey, in its capacity as advisor to CPA15, to the Board of Directors of CPA15 for their consideration.

(ii) As of the date of this Agreement, the authorized capital stock of CPA 15 Holdco consists of 240,000,000 shares of common stock, $0.001 par value per share, 10 shares of which are issued and outstanding and all of which are held by CPA 15. All 10 issued and outstanding shares of common stock of CPA 15 Holdco are duly authorized, validly issued, fully paid and nonassessable.

(iii) Following the CPA15 Merger, CPA15 will be a wholly-owned subsidiary of CPA 15 Holdco.

(iv) Other than agreements or understandings proposed by W. P. Carey, in its capacity as advisor to CPA15, for consideration by the Board of Directors of CPA15 and entered into by CPA15, the Board of Directors of CPA15 has not authorized CPA15 to enter into any (x) agreements or understandings relating to the voting of any shares of capital stock of CPA15 or any ownership interests in any CPA15 Subsidiary or (y) agreements or understandings relating to the sale or transfer of any shares of CPA15 or any ownership interests in any CPA15 Subsidiary.

(c) Authority; No Violations; Consents and Approval.

(i) The CPA15 Special Committee, at a meeting duly called and held, unanimously (A) determined that this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger and the CPA15 Merger, are advisable and in the best interests of CPA15 and the CPA15 Stockholders and (B) recommended to the Board of Directors of CPA15 that it approve and declare advisable this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger and the CPA15 Merger, upon the terms and conditions contained herein and therein. The Board of Directors of CPA15, including a majority of the independent directors and a majority of the directors who are not interested in the Merger and the other transactions contemplated by the Merger Transaction Documents, has duly approved and declared advisable the Merger and the other transactions contemplated by the Merger Transaction Documents, including the CPA15 Merger, has recommended the approval of the Merger and the CPA15 Merger by the CPA15 Stockholders and has authorized that the Merger and the CPA15 Merger be submitted for consideration at a special meeting of the CPA15 Stockholders (the “CPA15 Stockholder Meeting”). Each of CPA15 and CPA 15 Holdco has all requisite power and authority to enter into this Agreement and all other documents to be executed in connection with the transactions contemplated hereby (this Agreement and such other documents each a “Merger Transaction Document” and collectively, the “Merger Transaction Documents”), including the Merger and the CPA15 Merger, and, subject to receipt of the CPA15 Stockholder Approval, to consummate the transactions contemplated thereby. The execution and delivery of the Merger Transaction Documents and the consummation of the transactions contemplated thereby have been, or when executed will have been, duly authorized by all necessary action on the part of CPA15 and CPA 15 Holdco, subject to receipt of the CPA15 Stockholder Approval, and are enforceable in accordance with their terms, subject to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(ii) Assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Schedule 2.1(c)(ii) of the CPA15 Disclosure Letter are duly and timely obtained or made and the CPA15 Stockholder Approval has been obtained, the execution and delivery of the Merger Transaction Documents by CPA15 and CPA 15 Holdco do not, and the consummation of the transactions contemplated thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of CPA15 or require the consent or approval of any third party under, any provision of (A) the CPA15 Charters or the CPA15 Bylaws, (B) any material contract filed as an exhibit to CPA 15’s annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC (a “CPA15 Material Contract”) (it being understood that no representation is being given as to whether the Surviving Company will be in compliance with any financial covenants contained therein following the Merger) or (C) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to CPA15 or any of its properties or assets, other than, in the case of clauses (B) or (C), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a CPA15 Material Adverse Effect.

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity, is required by or with respect to CPA15 or CPA 15 Holdco or any of the CPA15 Subsidiaries in connection with the execution and delivery of the Merger Transaction Documents by CPA15 or CPA 15 Holdco or the consummation by

CPA15, CPA 15 Holdco or the applicable CPA15 Subsidiaries of the transactions contemplated thereby, except for: (A) the filing with the SEC of (1) (a) the Joint Proxy Statement/Prospectus or (b) other documents otherwise required in connection with the transactions contemplated hereby and (2) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and such other compliance with the Exchange Act, as may be required in connection with the Merger Transaction Documents and the transactions contemplated thereby; (B) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT; (C) the filing of the articles of merger with respect to the CPA15 Merger with, and the acceptance for record of such articles of merger by, the SDAT; (D) such filings and approvals as may be required by any applicable Environmental Laws; and (E) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make individually or in the aggregate, would not reasonably be expected to have a CPA15 Material Adverse Effect.

(d) Information Supplied. The Form S-4 and the Joint Proxy Statement/Prospectus will (with respect to the disclosures therein relating to CPA15 and CPA 15 Holdco, their respective officers and directors and the CPA15 Subsidiaries) comply in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the Exchange Act; provided that no representation is made as to statements made or incorporated by reference by NewCo REIT, W. P. Carey or Merger Sub.

(e) Opinion of Financial Advisor. The Board of Directors of CPA15 has received the opinion of Deutsche Bank Securities Inc. dated as of the date of this Agreement, to the effect that, as of such date, the Per Share Merger Consideration is fair from a financial point of view to the holders of CPA15 Common Stock, which opinion will be made available to W. P. Carey solely for informational purposes as promptly as practicable following receipt thereof by CPA15. CPA15 has been advised that Deutsche Bank Securities Inc. will permit the inclusion of the opinion in its entirety and, subject to prior review and consent by Deutsche Bank Securities Inc., a reference to the opinion in the Form S-4 and the Joint Proxy Statement/Prospectus.

(f) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of CPA15 Common Stock is the only vote of holders of securities of CPA15 or CPA 15 Holdco required to approve the Merger and the other transactions contemplated by the Merger Transaction Documents (the “CPA15 Stockholder Approval”).

(g) Brokers. Except for the fees and expenses payable to Deutsche Bank Securities Inc. (which fees have been disclosed to W. P. Carey), no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by the Merger Transaction Documents based upon arrangements made by or on behalf of CPA15, CPA 15 Holdco or any CPA15 Subsidiary.

(h) Investment Company Act of 1940. None of CPA15, CPA 15 Holdco or any of the CPA15 Subsidiaries is, or after giving effect to the transactions contemplated by this Agreement will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(i) State Takeover Statutes; Charter Waiver. CPA15 and CPA 15 Holdco have taken all action necessary to exempt the transactions contemplated by this Agreement from operation of any “fair price,” “business combination,” “moratorium,” “control share acquisition” or any other anti-takeover statute or similar statute enacted under federal or state Laws of the United States or similar statute or regulation (a “Takeover Statute”). CPA15 and the CPA15 Board of Directors have taken all appropriate and necessary actions to waive or remove, or to exempt W. P. Carey, NewCo REIT and Merger Sub and their beneficial owners from triggering, any and all limitations on ownership of CPA15 Common Stock contained in the CPA15 Charter or CPA15 Bylaws by reason of the Merger and the other transactions contemplated by this Agreement.

Section 2.2. Representations and Warranties of W. P. Carey, NewCo REIT and Merger Sub. W. P. Carey, NewCo REIT and Merger Sub represent and warrant to CPA15 and CPA 15 Holdco that, except as disclosed in the W. P. Carey / NewCo REIT / Merger Sub disclosure letter dated as of the date of this Agreement and delivered to CPA15 in connection with the execution hereof (the “W. P. Carey Disclosure Letter”), the statements set forth in this Section 2.2 are true and correct. Unless the context expressly requires otherwise, for purposes of this Section 2.2, references to “W. P. Carey” shall refer (a) prior to the W. P. Carey Conversion, to W. P. Carey, and (b) following the W. P. Carey Conversion, to NewCo REIT.

(a) Organization, Standing and Corporate Power. W. P. Carey is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of NewCo REIT and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. Each of W. P. Carey, NewCo REIT and Merger Sub has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of W. P. Carey, NewCo REIT and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have, or would not be reasonably likely to have, a W. P. Carey Material Adverse Effect.

(b) Capital Structure.

(i) As of the date of this Agreement, the authorized capital stock of W. P. Carey consists of 100,000,000 Listed Shares, 39,730,186.1295 shares of which are issued and outstanding. All issued and outstanding Listed Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right. All dividends or distributions on securities of W. P. Carey or any W. P. Carey Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full.

(ii) As of the date of this Agreement, the authorized capital stock of NewCo REIT consists of 100,000,000 shares of NewCo REIT Common Stock, 10 shares of which are issued and outstanding and held by W. P. Carey. W. P. Carey owns 100% of the issued and outstanding equity interests of NewCo REIT. All 10 issued and outstanding shares of NewCo REIT common stock are duly authorized, validly issued, fully paid and nonassessable.

(iii) Except as permitted under this Agreement or as set forth in Schedule 2.2(b)(iii) of the W. P. Carey Disclosure Letter, there are issued and outstanding or reserved for issuance: (1) no shares of stock, Voting Debt or other voting securities or equity securities of W. P. Carey, NewCo REIT, W. P. Carey Holdco LLC or Merger Sub; (2) no securities of W. P. Carey or any W. P. Carey Subsidiary or securities or assets of any other entity convertible into or exchangeable for shares of stock, Voting Debt or other voting securities or equity securities of W. P. Carey or any W. P. Carey Subsidiary; and (3) no subscriptions, options, warrants, conversion rights, calls, performance stock awards, stock appreciation rights or phantom stock rights, rights of first refusal, rights (including preemptive rights), commitments or arrangements or agreements to which W. P. Carey or any W. P. Carey Subsidiary is a party or by which it is bound obligating W. P. Carey or any W. P. Carey Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of stock, Voting Debt or other voting securities of W. P. Carey or of any W. P. Carey Subsidiary, or obligating W. P. Carey or any W. P. Carey Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, call, performance stock award, stock appreciation right or phantom stock right, right of first refusal, right, commitment or arrangement or agreement.

(iv) Except as set forth in Schedule 2.2(b)(iv) of the W. P. Carey Disclosure Letter, no holder of securities in W. P. Carey or any W. P. Carey Subsidiary has any right to have such securities registered under the Securities Act or under any state securities Laws by W. P. Carey or any W. P. Carey Subsidiary, as the case may be. All prior issuances of securities by W. P. Carey or any W. P. Carey Subsidiary were, in all respects, made in compliance with all applicable federal and state securities Laws.

(v) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share (“Merger Sub Common Stock”), 10 shares of which are issued and outstanding and all of which are held by W. P. Carey Holdco LLC. All 10 issued and outstanding shares of Merger Sub common stock are duly authorized, validly issued, fully paid and nonassessable.

(vi) NewCo REIT is the sole member and manager of W. P. Carey Holdco LLC.

(c) Authority; No Violations; Consents and Approval.

(i) The Board of Directors of W. P. Carey, at a meeting duly called and held, unanimously determined that (1) the Reorganization, (2) the Conversion Agreement, and the transactions contemplated thereby and by the Conversion Transaction Documents, including the W. P. Carey Conversion and (3) this Agreement, and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger, are advisable and in the best interests of W. P. Carey and the stockholders of W. P. Carey. The Board of Directors of W. P. Carey, including a majority of the independent directors and a majority of the directors who are not interested in the Reorganization, the W. P. Carey Conversion and the Merger and the other transactions contemplated by the Transaction Documents, has duly approved and declared advisable the Reorganization, the W. P. Carey Conversion, the Merger and the other transactions contemplated by the Transaction Documents, has recommended the approval of the W. P. Carey Conversion and the Merger by the stockholders of W. P. Carey (the “W. P. Carey Stockholders”) and has authorized that the W. P. Carey Conversion and the Merger be submitted for consideration at a special meeting (the “W. P. Carey Stockholder Meeting”) of the W. P. Carey Stockholders. Each of the Board of Directors of Merger Sub and NewCo REIT has duly approved and declared advisable this Agreement and the transactions contemplated hereby and by the Merger Transaction Documents, including the Merger. In addition, the board of directors of NewCo REIT has duly approved and declared advisable the Conversion Agreement and the transactions contemplated thereby and by the Conversion Transaction Documents, including the W. P. Carey Conversion.

(ii) Each of W. P. Carey, NewCo REIT and Merger Sub has all requisite power and authority to enter into this Agreement and the Merger Transaction Documents and, subject to receipt of the Stockholder Approvals, to consummate the transactions contemplated thereby. In addition, each of W. P. Carey and NewCo REIT has all requisite power and authority to enter into the Conversion Agreement and all other documents to be executed in connection with the transactions contemplated by the Conversion Agreement (the “Conversion Transaction Documents” and together with the Merger Transaction Documents, the “Transaction Documents”) to which it is a party and to consummate the transactions contemplated thereby to which it is a party. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been, or when executed will have been, duly authorized by all necessary action on the part of W. P. Carey, NewCo REIT and Merger Sub, subject to receipt of the Stockholder Approvals, and are enforceable in accordance with their terms, subject to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(iii) Assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Schedule 2.2(c)(iii) of the W. P. Carey Disclosure Letter are duly and timely obtained or made and the Stockholder Approvals have been obtained, the execution and delivery of the Transaction Documents by W. P. Carey, NewCo REIT and Merger Sub do not, and the consummation of the transactions contemplated thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of W. P. Carey, NewCo REIT, W. P. Carey Holdco LLC or Merger Sub under or require the consent or approval of any third party under, any provision of (A) the articles of incorporation of NewCo REIT (“NewCo REIT Charter”) or the bylaws of NewCo REIT (the “NewCo REIT Bylaws”) (with respect to NewCo REIT) or the amended and restated W. P. Carey limited liability agreement (the “W. P. Carey LLC Agreement”) or the amended and restated W. P. Carey bylaws (the “W. P. Carey Bylaws”) (with respect to W. P. Carey), the W. P. Carey Holdco LLC limited liability company agreement or the Merger Sub Charter or the Merger Sub Bylaws (with respect to Merger Sub), (B) any W. P. Carey Material Contract or (C) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to W. P. Carey, NewCo REIT or Merger Sub or any of their respective properties or assets, other than, in the case of clauses (B) or (C), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect.

(iv) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity, is required by or with respect to W. P. Carey or any of the W. P. Carey Subsidiaries in connection with the execution and delivery of the Transaction Documents by NewCo REIT, W. P. Carey or Merger Sub or the consummation by NewCo REIT, W. P. Carey or Merger Sub or the applicable W. P. Carey Subsidiaries of the transactions contemplated thereby, except for: (A) the filing with the SEC of (1) (a) the Joint

Proxy Statement/Prospectus or (b) other documents otherwise required in connection with the transactions contemplated hereby and (2) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act, as may be required in connection with the Transaction Documents and the transactions contemplated thereby; (B) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT; (C) the filings and approvals required to consummate the W. P. Carey Conversion as listed in Schedule 2.2(c)(iii)(C) of the W. P. Carey Disclosure Letter; (D) such filings and approvals as may be required by any applicable Environmental Laws; and (E) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect.

(d) SEC Documents.

(i) W. P. Carey has made available to CPA15 (by public filing with the SEC or otherwise) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by W. P. Carey or NewCo REIT with the SEC since January 1, 2008 (the “W. P. Carey SEC Documents”), which are all of the documents required to have been filed by NewCo REIT and W. P. Carey with the SEC since that date. As of their respective dates, the W. P. Carey SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC thereunder applicable to such W. P. Carey SEC Documents and none of the W. P. Carey SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later W. P. Carey SEC Documents filed and publicly available prior to the date of this Agreement. Neither NewCo REIT nor W. P. Carey has any outstanding and unresolved comments from the SEC with respect to the W. P. Carey SEC Documents. The consolidated financial statements of W. P. Carey and W. P. Carey Subsidiaries, included in the W. P. Carey SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of W. P. Carey and the W. P. Carey Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of W. P. Carey and the W. P. Carey Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later W. P. Carey SEC Documents filed and publicly available prior to the date of this Agreement. No W. P. Carey Subsidiary is required to make any filing with the SEC.

(ii) W. P. Carey maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) access to assets is permitted only in accordance with management’s general or specific authorization and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii) W. P. Carey’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that (A) all information (both financial and non-financial) required to be disclosed by W. P. Carey in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (B) all such information is accumulated and communicated to W. P. Carey’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of W. P. Carey required under the Exchange Act with respect to such reports.

(iv) Since December 31, 2010, W. P. Carey has not received any notification of (A) a “significant deficiency” or (B) a “material weakness” in W. P. Carey’s internal controls. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(e) Absence of Certain Changes or Events. Except as disclosed or reflected in the W. P. Carey SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Schedule 2.2(e) of the W. P. Carey Disclosure Letter, since December 31, 2010 there has not been: (i) (A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to any of W. P. Carey’s or NewCo REIT’s capital stock except for regular quarterly dividends on the Listed Shares; (B) any amendment of any term of any outstanding equity security of W. P. Carey or any W. P. Carey Subsidiary; (C) any repurchase, redemption or other acquisition by W. P. Carey or any W. P. Carey Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, W. P. Carey or any W. P. Carey Subsidiary; (D) any change in any method of accounting or accounting practice or any Tax method, practice or election by W. P. Carey or any W. P. Carey Subsidiary that would materially adversely affect its assets, liabilities or business, except insofar as may have been required by a change in applicable Law or GAAP; (E) any W. P. Carey Material Adverse Effect, or (F) any incurrence, assumption or guarantee by W. P. Carey or any W. P. Carey Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices.

(f) No Undisclosed Material Liabilities. Except as disclosed in the W. P. Carey SEC Documents, as set forth in Schedule 2.2(f) of the W. P. Carey Disclosure Letter or as otherwise would not reasonably be expected to have a W. P. Carey Material Adverse Effect, there are no liabilities of W. P. Carey or any W. P. Carey Subsidiary of a nature that would be required under GAAP to be set forth on the financial statements of W. P. Carey or the notes thereto, other than: (i) liabilities adequately provided for on the balance sheet of W. P. Carey dated as of December 31, 2010 (including the notes thereto) as required by GAAP, (ii) liabilities incurred in connection with the transactions contemplated by this Agreement or (iii) liabilities incurred in the ordinary course of business subsequent to December 31, 2010.

(g) No Default. None of W. P. Carey, NewCo REIT, Merger Sub or any material W. P. Carey Subsidiary is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the W. P. Carey LLC Agreement or the W. P. Carey Bylaws, the NewCo REIT Charter or the NewCo REIT

Bylaws, or the Merger Sub Charter or the Merger Sub Bylaws, or any provision of the comparable charter or organizational documents of any of such W. P. Carey Subsidiaries, as applicable, (ii) any loan or credit agreement, note, or any bond, mortgage or indenture, to which W. P. Carey, NewCo REIT, Merger Sub or any of such W. P. Carey Subsidiaries is a party or by which W. P. Carey, NewCo REIT, Merger Sub or any of such W. P. Carey Subsidiaries or any of their respective properties or assets is bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to W. P. Carey, NewCo REIT, Merger Sub or any of such W. P. Carey Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect.

(h) Compliance with Applicable Laws; Regulatory Matters. Except for environmental matters, which are addressed in Section 2.2(n), W. P. Carey and the W. P. Carey Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the “W. P. Carey Permits”), except where the failure so to hold such W. P. Carey Permits, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect. W. P. Carey and the W. P. Carey Subsidiaries are in compliance with the terms of the W. P. Carey Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect. Except as disclosed in the W. P. Carey SEC Documents, the businesses of W. P. Carey and the W. P. Carey Subsidiaries are not being conducted in violation of any Law, except for violations which, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect. No investigation or review by any Governmental Entity with respect to W. P. Carey or any W. P. Carey Subsidiary is pending or, to W. P. Carey’s Knowledge, threatened, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect. Neither W. P. Carey nor any W. P. Carey Subsidiary is subject to any order, writ, injunction, decree, statute, rule or regulation that would, individually or in the aggregate, reasonably be expected to have a W. P. Carey Material Adverse Effect. None of W. P. Carey, NewCo REIT or Merger Sub is subject to any judgment, decree, injunction, rule or order of any Governmental Entity that prohibits or would reasonably be expected to prohibit any of the transactions contemplated hereby or by the Conversion Agreement. None of W. P. Carey, NewCo REIT or Merger Sub has taken any action, nor have any other steps been taken or have any legal proceedings been commenced, nor to the Knowledge of W. P. Carey, threatened, against W. P. Carey, NewCo REIT or Merger Sub, for the winding up, liquidation or dissolution of W. P. Carey, NewCo REIT or Merger Sub.

(i) Litigation. Except as disclosed in Schedule 2.2(i) of the W. P. Carey Disclosure Letter or the W. P. Carey SEC Documents, there is no suit, action or proceeding pending or, to the Knowledge of W. P. Carey, threatened against or affecting W. P. Carey or any W. P. Carey Subsidiary or any of their respective properties or assets that, individually or in the aggregate, would reasonably be expected to have a W. P. Carey Material Adverse Effect, nor is there any such suit, action or proceeding pending against W. P. Carey or any W. P. Carey Subsidiary or any of their respective properties or assets which in any manner challenges or seeks to prevent or enjoin, alter or materially delay any of the transactions contemplated hereby.

(j) Taxes.

(i) Each of W. P. Carey and the W. P. Carey Subsidiaries (including, for the avoidance of doubt, NewCo REIT and its Subsidiaries) has timely filed all material Tax Returns required to be filed by it (after giving effect to any valid extension to file). Each such Tax Return is true, correct and complete in all material respects. W. P. Carey and each W. P. Carey

Subsidiary has paid (or W. P. Carey has paid on its behalf), all material Taxes required to be paid. All material Taxes which W. P. Carey or the W. P. Carey Subsidiaries are required by Law to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party and sales, gross receipts and use Taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities within the time period prescribed by Law. The most recent audited financial statements contained in the W. P. Carey SEC Documents filed with the SEC prior to the date of this Agreement reflect an adequate reserve in accordance with GAAP for all material Taxes payable by W. P. Carey and the W. P. Carey Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. W. P. Carey and each W. P. Carey Subsidiary has established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all material Taxes not yet due and payable. Since December 31, 2010, neither W. P. Carey nor any of the W. P. Carey Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business and other than transfer or similar Taxes arising in connection with the sales of property. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon W. P. Carey or any W. P. Carey Subsidiary. Except as disclosed in Schedule 2.2(j) of the W. P. Carey Disclosure Letter, neither W. P. Carey nor any W. P. Carey Subsidiary is the subject of any audit, examination, or other proceeding in respect of federal, state, local or foreign Taxes; to the Knowledge of W. P. Carey, no audit, examination or other proceeding in respect of federal, state, local or foreign Taxes involving W. P. Carey or any W. P. Carey Subsidiary is being considered by any Tax authority; and no audit, examination or proceeding in respect of federal, state, local or foreign Taxes involving W. P. Carey or any W. P. Carey Subsidiary has occurred since December 31, 2008. No deficiencies for any Taxes have been asserted or assessed in writing (or to the Knowledge of W. P. Carey or any W. P. Carey Subsidiary, proposed) against W. P. Carey or any of the W. P. Carey Subsidiaries, including claims by any taxing authority in a jurisdiction where W. P. Carey or any W. P. Carey Subsidiary does not file Tax Returns but in which any of them is or may be subject to taxation, which individually or in the aggregate would be material, and no requests for waivers of the time to assess any such Taxes have been granted and remain in effect or are pending. There are no Liens for Taxes upon the assets of W. P. Carey or the W. P. Carey Subsidiaries except for statutory Liens for Taxes not yet due or payable and for which appropriate reserves have been established on their respective financial statements in accordance with GAAP.

(ii) NewCo REIT (A) intends to be subject to taxation as a REIT within the meaning of the Code and to satisfy the requirements to qualify as a REIT beginning with its initial taxable year ending December 31, 2012, (B) has operated, and intends to continue to operate, consistent with the requirements for qualification and taxation as a REIT through the Effective Time and (C) has not taken or omitted to take any action which could reasonably be expected to result in the failure to qualify as a REIT. Each Subsidiary of NewCo REIT which is a partnership, joint venture or limited liability company has since its acquisition by NewCo REIT (A) been classified for federal income Tax purposes as a partnership or treated as a disregarded entity and not as an association taxable as a corporation, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, and (B) not owned any assets (including, without limitation, securities) that would cause NewCo REIT to violate Section 856(c)(4) of the Code. Each NewCo REIT Subsidiary which is a corporation, and each other issuer of securities in which NewCo REIT holds securities (within the meaning of Section 856(c) of the Code but excluding “straight debt” of issuers as described in Section 856(m) of the Code) having a value of more than 10 percent of the total value, or more than 10 percent of the total voting power, of the outstanding securities of such issuer, has since its acquisition by NewCo REIT been a REIT, a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section 856(l) of the Code. Neither NewCo REIT nor any NewCo REIT Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as announced in IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5, Treasury Regulation Section 1.337(d)-6 or Treasury Regulation Section 1.337(d)-7 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

(iii) For each taxable year beginning with its taxable year ended December 31, 2008, W. P. Carey has been properly classified and qualified to be taxed as a partnership for U.S. federal income tax purposes.

(iv) None of W. P. Carey or any of the W. P. Carey Subsidiaries is (A) subject, directly or indirectly, to any Tax Protection Agreement or (B) in violation of or in default under any Tax Protection Agreement.

(v) Neither W. P. Carey nor any W. P. Carey Subsidiary is a party to any Tax allocation or sharing agreement or has changed any method of accounting for Tax purposes.

(vi) W. P. Carey does not have any liability for the Taxes of any person other than W. P. Carey and the W. P. Carey Subsidiaries and the W. P. Carey Subsidiaries do not have any liability for the Taxes of any person other than W. P. Carey and the W. P. Carey Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (B) as a transferee or successor, (C) by contract or (D) otherwise.(vii) Neither W. P. Carey nor any W. P. Carey Subsidiary (x) has requested, received or is subject to any written ruling of a Governmental Entity related to Taxes or has entered into any written and legally binding agreement with a Governmental Entity relating to Taxes, (y) has engaged in any transaction of which it has made (or was required to make) disclosure to any Governmental Entity to avoid the imposition of any penalties related to Taxes, or (z) has participated in any transaction that could give rise to a disclosure obligation as a “listed transaction” under Section 6011 of the Code and the Treasury Regulations thereunder or any similar provision under applicable Law.

(viii) Each of Carey REIT II, Inc., Carey REIT III, Inc., 308 Route 38, Inc., and Keystone Capital Company, Inc. (together the “REIT Subsidiaries”) (A) for each of its taxable year commencing with its organization has been subject to taxation as a REIT within the meaning of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, consistent with the requirements for qualification and taxation as a REIT through the Effective Time and (C) has not taken or omitted to take any action which could reasonably be expected to result in the loss of its qualification as a REIT, and no challenge to such REIT Subsidiary’s qualification as a REIT is pending, or to such REIT Subsidiary’s Knowledge, threatened. Each Subsidiary of each REIT Subsidiary that is a partnership, joint venture or limited liability company that has not elected to be an association taxable as a corporation has since its acquisition by such REIT Subsidiary (A) been classified for federal income Tax purposes as a partnership or treated as a disregarded entity and not as an association taxable as a corporation, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, and (B) not owned any assets (including, without limitation, securities) that would cause the relevant REIT Subsidiary to violate Section 856(c)(4) of the Code. Each Subsidiary of each REIT Subsidiary that is, or has elected to be taxable as, a corporation, and each other issuer of securities in which a REIT Subsidiary holds securities (within the meaning of Section 856(c) of the Code but excluding “straight debt” of issuers as described in Section 856(m) of the Code) having a value of more than 10 percent of the total value, or more than 10 percent of the total voting power, of the outstanding securities of such issuer, has since its acquisition by such REIT Subsidiary been a REIT, a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section 856(l) of the Code. No REIT Subsidiary and no Subsidiary of any REIT Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as announced in IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5, Treasury Regulation Section 1.337(d)-6 or Treasury Regulation Section 1.337(d)-7 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder. As of the date of this Agreement, no REIT Subsidiary has any earnings and profits attributable to itself or any other corporation in any non REIT year within the meaning of Section 857 of the Code.

(k) Pension and Benefit Plans and Employee Relations. Schedule 2.2(k) of the W. P. Carey Disclosure Letter lists each written material “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (referred to herein as “Pension Plans”) or “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), other than as set forth in the W. P. Carey SEC Documents, providing benefits to any current employee, officer or director of W. P. Carey or any of the W. P. Carey Subsidiaries or any entity that is or required under Section 414 of the Code to be treated with W. P. Carey as a single employer (an “ERISA Affiliate”) or with respect to which W. P. Carey or any ERISA Affiliate could have any liability that would reasonably be expected to have a W. P. Carey Material Adverse Effect (collectively, the “Benefit Plans”). Each Benefit Plan has been administered in all material respects in accordance with its terms and the applicable requirements of ERISA, the Code and all other applicable laws. Each Pension Plan intended to be qualified under Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plan is so qualified under all currently applicable provisions of Section 401(a) of the Code and, to the knowledge of W. P. Carey, no circumstances exist that would adversely affect the qualification of any such Pension Plan. No Benefit Plan is subject to Title IV of ERISA. Each Benefit Plan may be amended or terminated in accordance with its terms. Schedule 2.2(k) of the W. P. Carey Disclosure Letter lists each material employment, severance, consulting or other contract or plan with or for the benefit of any officer, director or employee of W. P. Carey or any of the W. P. Carey Subsidiaries containing a “change of control” provision that provides for any material payment, additional benefits, vesting or acceleration of benefits or rights or otherwise upon the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

(l) Information Supplied. None of the information supplied or to be supplied by NewCo REIT, W. P. Carey or Merger Sub in writing for inclusion or incorporation by reference in the Form S-4, the Joint Proxy Statement/Prospectus or in any materials to be delivered by NewCo REIT, W. P. Carey or Merger Sub to potential financing sources in connection with the transactions contemplated by this Agreement will (a) in the case of the Form S-4, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (b) in the case of the Joint Proxy Statement/Prospectus, at the time of the mailing thereof or at the time the W. P. Carey Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (c) in the case of any materials to be delivered to potential financing sources in connection with the transactions contemplated by this Agreement, at the date such information is delivered, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will (with respect to NewCo REIT, W. P. Carey, Merger Sub, their respective officers and directors and the W. P. Carey Subsidiaries) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided that no representation is made as to statements made or incorporated by reference by CPA15.

(m) Intangible Property. W. P. Carey and the W. P. Carey Subsidiaries own, possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of W. P. Carey and the W. P. Carey Subsidiaries (collectively, the “W. P. Carey Intangible Property”, except where the failure to possess or have adequate rights to use such properties, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect. All of the W. P. Carey Intangible Property is owned or licensed by W. P. Carey or the W. P. Carey Subsidiaries free and clear of any and all Liens, except those that, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect, and neither W. P. Carey nor any such W. P. Carey Subsidiary has forfeited or otherwise relinquished any W. P. Carey Intangible Property which forfeiture has resulted in, individually or in the aggregate, or would reasonably be expected to result in a W. P. Carey Material Adverse Effect. To the Knowledge of W. P. Carey, the use of W. P. Carey Intangible Property by W. P. Carey or the W. P. Carey Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor, of any other Person, and there have been no claims made, and neither W. P. Carey nor any of the W. P. Carey Subsidiaries has received any notice of any claims or otherwise has Knowledge of any claims that any of the W. P. Carey Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the W. P. Carey Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that, individually or in the aggregate, would not reasonably be expected to have a W. P. Carey Material Adverse Effect.

(n) Environmental Matters. For purposes of this Agreement, (x) “Environmental Law” means any Law of any Governmental Entity relating to human health, safety or protection of the environment, including, but not limited to, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), and (y) “Hazardous Material” means (A) any petroleum or petroleum products, regulated radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and transformers and other equipment that contain dielectric fluid containing greater than 50 parts per million polychlorinated biphenyls (“PCBs”); or (B) any chemicals, materials, substances or wastes which are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any applicable Environmental Law. Except as disclosed in Schedule 2.2(n) of the W. P. Carey Disclosure Letter, the W. P. Carey SEC Documents or in the environmental audits/reports listed therein or except as would not reasonably be expected to have a W. P. Carey Material Adverse Effect:

(i) None of W. P. Carey or the W. P. Carey Subsidiaries has received written notice that any administrative or compliance order has been issued that is still in effect, any complaint has been filed that remains unresolved, any penalty has been assessed that has not been paid and any investigation or review is pending or threatened by any Governmental Entity with respect to any alleged failure by W. P. Carey or any W. P. Carey Subsidiary to have any permit required under any applicable Environmental Law or with respect to any treatment, storage, recycling, transportation, disposal or “release” (as defined in 42 U.S.C. (S) 9601(22) (“Release”)) by W. P. Carey or any W. P. Carey Subsidiary of any Hazardous Material in material violation of any Environmental Law.

(ii) To the Knowledge of W. P. Carey, except in material compliance with applicable Environmental Laws, (A) there are no asbestos-containing materials present on any property owned or operated by W. P. Carey or any W. P. Carey Subsidiary, (B) there are no regulated levels of PCBs present on any property owned or operated by W. P. Carey or any W. P. Carey Subsidiary, and (C) there are no underground storage tanks, active or abandoned, used for the storage of Hazardous Materials currently present on any property owned or operated by W. P. Carey or any W. P. Carey Subsidiary.

(iii) None of W. P. Carey or any W. P. Carey Subsidiary has received written notice of a claim, that has not been resolved, to the effect that it is liable to a third party, including a Governmental Entity, as a result of a Release of a Hazardous Material into the environment in material violation of any Environmental Law at any property currently or formerly owned, leased (including ground leases) or operated by W. P. Carey or a W. P. Carey Subsidiary.

(iv) None of W. P. Carey or any W. P. Carey Subsidiary has received written notice of (A) any Liens arising under or pursuant to any applicable Environmental Law on any W. P. Carey Property or (B) any action taken which could subject any W. P. Carey Property to such Liens. To the Knowledge of W. P. Carey, no such action is in process. W. P. Carey and the W. P. Carey Subsidiaries currently do not have any duty under any applicable Environmental Law to place any restriction relating to the presence of Hazardous Material at any W. P. Carey Property.

(v) None of W. P. Carey or the W. P. Carey Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which, to the Knowledge of W. P. Carey, is the subject of any action, suit or proceeding that could be reasonably expected to result in claims against W. P. Carey or the W. P. Carey Subsidiaries related to such Hazardous Material for clean-up costs, remedial work, damages to natural resources or personal injury claims, including but not limited to claims under CERCLA and the rules and regulations promulgated thereunder.

(vi) W. P. Carey and the W. P. Carey Subsidiaries have made notification of Releases of a Hazardous Material where required by applicable Environmental Law, and no property now or, to the Knowledge of W. P. Carey, previously owned, leased (including ground leases) or operated by W. P. Carey or the W. P. Carey Subsidiaries is listed or, to the Knowledge of W. P. Carey, proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar list of sites under any Environmental Law of any other Governmental Entity where such listing requires active investigation or clean-up.

(vii) W. P. Carey and the W. P. Carey Subsidiaries have not entered into any agreements to provide indemnification to any third party purchaser pursuant to Environmental Laws in relation to any property or facility previously owned or operated by W. P. Carey and the W. P. Carey Subsidiaries.

(viii) None of W. P. Carey or the W. P. Carey Subsidiaries has in its possession or control any environmental assessment or investigation reports prepared within the last four years that (A) have not been provided to CPA15 prior to the execution of this Agreement and (B) disclose a material environmental condition with respect to the W. P. Carey Properties which is not being addressed or remediated or has not been addressed or remediated or been made the subject of an environmental insurance policy listed in Schedule 2.2(p) of the W. P. Carey Disclosure Letter, except for such reports that reflect the results of an asbestos survey and/or abatement work performed in the ordinary course of renovation or demolition activities.

(o) Properties.

(i) (A) Except as listed in Schedule 2.2(o)(i) of the W. P. Carey Disclosure Letter, W. P. Carey or a W. P. Carey Subsidiary owns fee simple title to or has a valid leasehold interest in, or has an interest (directly or indirectly) in an entity that owns fee simple title to or has a valid leasehold interest in, each of the real properties reflected on the most recent balance sheet of W. P. Carey included in the W. P. Carey SEC Documents (each, a “W. P. Carey Property” and collectively, the “W. P. Carey Properties”), which are all of the real estate properties owned or leased by them, in each case free and clear of Liens except for (1) debt and other matters identified on Schedule 2.2(o)(i) of the W. P. Carey Disclosure Letter, (2) inchoate mechanics’, workmen’s, repairmen’s and other inchoate Liens imposed for construction work in progress or otherwise incurred in the ordinary course of business, (3) mechanics’, workmen’s and repairmen’s Liens (other than inchoate Liens for work in progress) which have heretofore been bonded or insured, and landlord liens, (4) all matters (x) disclosed on existing title policies or (y) as would be disclosed on current title reports, legal due diligence reports, landlord waivers, zoning reports or surveys and would not have a material adverse effect on the value or use of the affected property (excluding outstanding indebtedness), (5) real estate Taxes and special assessments not yet due and payable which are being contested in good faith in the ordinary course of business, and (6) Liens that would not cause a material adverse effect on the value or use of the affected property;

(B) except as would not reasonably be expected to have a material adverse effect on the value or use of the affected property, the W. P. Carey Properties are not subject to any rights of way, written agreements, Laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, “W. P. Carey Property Restrictions”), except for (1) W. P. Carey Property Restrictions imposed or promulgated by Law with respect to real property, including zoning regulations, which would not reasonably be expected to have a material adverse effect on the value or use of the affected property, (2) landlord liens, easement agreements and all matters disclosed on existing title policies, title reports, legal due diligence reports, landlord waivers, zoning reports or surveys or as would be disclosed on current title policies, title reports, legal due diligence reports, landlord waivers, zoning reports or surveys and which would not reasonably be expected to have a material adverse effect on the value or use of the affected property (excluding outstanding indebtedness) and (3) real estate Taxes and special assessments;

(C) except as would not reasonably be expected to have a material adverse effect on the value or use of the affected property, none of W. P. Carey or a W. P. Carey Subsidiary has received written notice to the effect that there are any (1) condemnation or rezoning proceedings that are pending or, to the Knowledge of W. P. Carey and the W. P. Carey Subsidiaries threatened, with respect to any material portion of any of the W. P. Carey Properties or (2) zoning, building or similar Laws or orders that are presently being violated or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the W. P. Carey Properties or by the continued maintenance, operation or use of the parking areas located thereon or appurtenant thereto or used in connection therewith;

(D) except as would not reasonably be expected to have a material adverse effect on the value or use of the affected property, none of W. P. Carey or any W. P. Carey Subsidiary has received written notice that it is currently in default or violation of any W. P. Carey Property Restrictions;

(E) except for the owners of the W. P. Carey Properties in which W. P. Carey, any W. P. Carey Subsidiary or any joint venture involving W. P. Carey or the W. P. Carey Subsidiaries has a leasehold interest, no Person (other than W. P. Carey, a W. P. Carey Subsidiary or any joint venture involving W. P. Carey or the W. P. Carey Subsidiaries) has any ownership interest in any of the W. P. Carey Properties; and

(F) except as listed on Schedule 2.2(o)(i)(F) of the W. P. Carey Disclosure Letter, all equity interests held by W. P. Carey or a W. P. Carey Subsidiary in entities which directly or indirectly own or lease W. P. Carey Properties are so held free and clear of Liens.

(ii) Except, individually or in the aggregate, as would not reasonably be expected to have a W. P. Carey Material Adverse Effect, all properties currently under development or construction by W. P. Carey or the W. P. Carey Subsidiaries and all properties currently under contract for acquisition, sale or transfer, development or commencement of construction as of the date of this Agreement by W. P. Carey and the W. P. Carey Subsidiaries are listed as such in Schedule 2.2(o)(ii) of the W. P. Carey Disclosure Letter.

(iii) Schedule 2.2(o)(iii) of the W. P. Carey Disclosure Letter lists (1) all agreements existing as of the date of this Agreement to which W. P. Carey or any W. P. Carey Subsidiary is a party providing (x) for the sale of, or option to sell, any W. P. Carey Property or the purchase of, or option to purchase, by W. P. Carey or any W. P. Carey Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof or (y) all rights of first offer and rights of first refusal with regard to any W. P. Carey Properties and (2) all tenants of W. P. Carey Properties who have been granted early termination rights with respect to their lease obligations.

(p) Insurance. Schedule 2.2(p) of the W. P. Carey Disclosure Letter sets forth a complete list as of the date of this Agreement of all insurance policies (but excluding title insurance policies) which W. P. Carey or any W. P. Carey Subsidiary maintains with respect to its respective businesses or properties. W. P. Carey has not been informed that any such policies are not in full force and effect in all material respects, as of the date of this Agreement. All premiums due and payable by W. P. Carey or any W. P. Carey Subsidiary thereof under each such policy obtained by W. P. Carey or any W. P. Carey Subsidiary have been paid.

(q) Vote Required. Schedule 2.2(q) of the W. P. Carey Disclosure Letter lists all the votes of the holders of the Listed Shares and the NewCo REIT Common Stock required to approve the W. P. Carey Conversion, the Merger and the other transactions contemplated by the Transaction Documents (the “Stockholder Approvals”).

(r) Brokers. Except for the fees and expenses payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated (which fees have been disclosed to CPA15), no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of W. P. Carey or any W. P. Carey Subsidiary. W. P. Carey has previously provided CPA15 with a true and complete copy of the engagement letter with Merrill Lynch, Pierce, Fenner & Smith Incorporated as in effect on the date hereof, pursuant to which such fees and expenses are payable, and the amounts payable by W. P. Carey pursuant to such letter shall not have been increased between the date of this Agreement and the Closing Date.

(s) Investment Company Act of 1940. Neither W. P. Carey nor any of the W. P. Carey Subsidiaries is, or after giving effect to the transactions contemplated by this Agreement will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(t) Contracts.

(i) Except as set forth in Schedule 2.2(t)(i) of the W. P. Carey Disclosure Letter or in the W. P. Carey SEC Documents, each W. P. Carey Material Contract is valid, binding and enforceable in accordance with its terms and in full force and effect with respect to W. P. Carey and the W. P. Carey Subsidiaries, as applicable, and, to the Knowledge of W. P. Carey, each of the other parties thereto, except where such failure to be so valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, reasonably be expected to have a W. P. Carey Material Adverse Effect, and there are no defaults (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default) under any W. P. Carey Material Contract by W. P. Carey or any W. P. Carey Subsidiary, or, to the Knowledge of W. P. Carey, any of the other parties thereto, except for those defaults that would not, individually or in the aggregate, reasonably be expected to have a W. P. Carey Material Adverse Effect. For purposes of this Agreement, “W. P. Carey Material Contracts” shall mean (A) any partnership, limited liability company or joint venture agreement between W. P. Carey or any W. P. Carey Subsidiary, on the one hand, and a third party, on the other hand, (B) any capitalized lease obligations and other indebtedness to any Person, other than individual items of indebtedness in a principal amount less than $5,000,000, (C) each material commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by W. P. Carey or any W. P. Carey Subsidiary which may result in total payments by or liability of W. P. Carey or any W. P. Carey Subsidiary in excess of $5,000,000, (D) any other agreements filed or required to be filed as exhibits to the W. P. Carey SEC Documents pursuant to Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations, (E) any interest rate cap, interest rate collar, interest rate swap, currency hedging transaction and any other agreement relating to a similar transaction to which W. P. Carey or any W. P. Carey Subsidiary is a party or an obligor with respect thereto, (F) the W. P. Carey Leases with respect to the five largest W. P. Carey Tenants measured by lease revenue, and

(G) any agreement, commitment, instrument or obligation of a type described in Sections 2.2(t)(ii) through 2.2(t)(iv); in each case including all amendments, modifications and supplements to such W. P. Carey Material Contracts and all side letters to which W. P. Carey or any W. P. Carey Subsidiary is a party affecting the obligations of any party thereunder.

(ii) The Merger, the W. P. Carey Conversion and the other transactions contemplated by the Transaction Documents will not trigger any due-on-sale provision on any mortgages that, individually or in the aggregate, would reasonably be expected to have a W. P. Carey Material Adverse Effect, except as set forth in Schedule 2.2(t)(ii) of the W. P. Carey Disclosure Letter.

(iii) Except for those agreements set forth in Schedule 2.2(t)(iii) of the W. P. Carey Disclosure Letter or agreements in which W. P. Carey agrees not to sell a W. P. Carey Property to a competitor of the W. P. Carey Property’s current tenant, there are no non-competition agreements or other contracts or agreements that contain covenants that restrict W. P. Carey’s or any W. P. Carey Subsidiary’s ability to conduct its business in any location or present a material restriction on the conduct of the business of W. P. Carey or the W. P. Carey Subsidiaries.

(iv) Except as set forth in Schedule 2.2(t)(iv) of the W. P. Carey Disclosure Letter, there are no indemnification agreements entered into by and between W. P. Carey and any director or officer of W. P. Carey or any of the W. P. Carey Subsidiaries, other than in respect of independent directors as may be required in connection with financing the W. P. Carey Properties.

(u) Related Party Transactions. Except as expressly described in the W. P. Carey SEC Documents or as set forth in Schedule 2.2(u) of the W. P. Carey Disclosure Letter, there are no material arrangements, agreements or contracts entered into by W. P. Carey or any of the W. P. Carey Subsidiaries, on the one hand, and any Person who is an officer, director or Affiliate of W. P. Carey or any W. P. Carey Subsidiary, any relative of the foregoing or an entity of which any of the foregoing is an Affiliate, on the other hand. Copies of any such documents have been previously provided to CPA15.

(v) Limited Business Activities. Merger Sub and NewCo REIT are each a subsidiary of W. P. Carey that were formed solely for the purpose of (i) with respect to NewCo REIT, engaging in the W. P. Carey Conversion, and (ii) with respect to Merger Sub, engaging in the Merger. Since the date of their respective incorporations and prior to the Effective Time, neither Merger Sub nor NewCo REIT have carried, nor will they carry, on any business or conduct any operations other than the execution of this Agreement, the performance of their respective obligations hereunder and matters ancillary thereto (including the W. P. Carey Conversion).

(w) Availability of Funds. W. P. Carey has, or will have available to it at the Effective Time, immediately available cash in amounts sufficient to pay the aggregate Cash Component and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

Section 3.1. Conduct of Business by CPA15.

(a) During the period from the date of this Agreement to the Effective Time, CPA15 shall, and shall cause each of the CPA15 Subsidiaries to, use all commercially reasonable efforts to carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with applicable Law and, to the extent consistent herewith, use commercially reasonable efforts to preserve intact in all material respects its current business organization, goodwill, ongoing businesses and CPA15’s qualification as a REIT within the meaning of the Code; provided that the parties hereto agree that CPA15 shall have no liability for any breach of covenants set forth in this Section 3.1 to the extent due to actions or inactions of W. P. Carey or any W. P. Carey Subsidiary in its capacity as advisor to CPA15 pursuant to the CPA15 Advisory Agreements. CPA15 will promptly notify W. P. Carey of any litigation involving CPA15 having, to the Knowledge of CPA15, a reasonable likelihood of potential liability to CPA15 or any of the CPA15 Subsidiaries in excess of $2,500,000 or any complaint, investigation or hearing, of which CPA15 has Knowledge, by a Governmental Entity involving CPA15 or any of the CPA15 Subsidiaries, other than any such matter that was notified to W. P. Carey or any W. P. Carey Subsidiary prior to its being notified to the independent directors of CPA15.

(b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with Section 7.1 and the Effective Time, except (i) as disclosed on Schedule 3.1 of the CPA15 Disclosure Letter, (ii) as otherwise contemplated by, or necessary to carry out the transactions described in, this Agreement or (iii) to the extent consented to by W. P. Carey, which consent shall not be unreasonably withheld, conditioned or delayed, CPA15 and any of the CPA15 Subsidiaries shall not engage in, authorize or agree to any of the following:

(i) amend the CPA15 Charters or CPA15 Bylaws, except as required by this Agreement or applicable Law;

(ii) exempt any Person, other than W. P. Carey, NewCo REIT and Merger Sub or any of their Affiliates or Subsidiaries or, if applicable, any Person that enters into a definitive agreement with CPA15, CPA 15 Holdco or any CPA15 Subsidiary in connection with a CPA15 Superior Competing Transaction, from any limits or restrictions contained in the CPA15 Charters or CPA15 Bylaws with respect to the ownership of any equity securities of CPA15 or CPA 15 Holdco;

(iii) except as otherwise expressly contemplated by this Agreement, merge, consolidate or enter into any other similar extraordinary corporate transaction with any Person; acquire or agree to acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity; or purchase any equity interest in, or all or substantially all of the assets of, any Person or any division or business thereof;

(iv) make or rescind any express or deemed election relating to Taxes (unless CPA15 reasonably determines after consultation with W. P. Carey that such action is required by Law or necessary to preserve CPA15’s qualification as a REIT or the tax classification of any other

CPA15 Subsidiary which files Tax Returns as a partnership for federal Tax purposes, in which event CPA15 shall make such election in a timely manner); provided that nothing in this Agreement shall preclude CPA15 from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code, with the prior written consent of W. P. Carey, which will not be unreasonably withheld;

(v) (A) change in any material respect that is adverse to CPA15 any of its methods, principles or practices of accounting (including any method of accounting for Tax purposes) in effect or (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises relating to Taxes on real property or sales Taxes in an amount not to exceed, individually or in the aggregate, $2,000,000, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ended December 31, 2010, except as to clauses (A) and (B) as may be required by the SEC, applicable Law or GAAP;

(vi) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of CPA15 or CPA 15 Holdco;

(vii) enter into, assume or acquire any asset subject to any Tax Protection Agreement;

(viii) take any action or fail to take any action that could reasonably be expected to prevent, materially delay or materially impede the ability of the parties to consummate the Merger or that could reasonably be expected to prevent or impede the Merger from being governed by Section 368(a) of the Code pursuant to this Agreement and the Joint Proxy Statement/Prospectus; or

(ix) authorize, commit or agree to take, or take any action inconsistent with any of the foregoing.

Section 3.2. Conduct of Business by W. P. Carey.

(a) During the period from the date of this Agreement to the Effective Time, W. P. Carey shall, and shall cause each of the W. P. Carey Subsidiaries to, (i) use all commercially reasonable efforts to carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with applicable Law and, to the extent consistent herewith, use commercially reasonable efforts to preserve intact in all material respects its current business organization, goodwill and ongoing businesses and (ii) in its capacity as advisor pursuant to the CPA15 Advisory Agreements, not cause CPA15 and the CPA15 Subsidiaries to take any actions or fail to take any actions, as a result of which actions or failure to take actions, CPA15 would be unable to satisfy the conditions set forth in Section 5.2 or would be in breach of this Agreement . W. P. Carey will promptly notify CPA15 of any litigation involving either W. P. Carey having, to the Knowledge of W. P. Carey, a reasonable likelihood of potential liability to W. P. Carey or any of the W. P. Carey Subsidiaries in excess of $2,500,000 or any complaint, investigation or hearing, of which W. P. Carey has Knowledge, by a Governmental Entity involving W. P. Carey or any of the W. P. Carey Subsidiaries.

(b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1, except (i) as disclosed on Schedule 3.2 of the W. P. Carey Disclosure Letter, (ii) as otherwise contemplated by, or necessary to carry out the transactions described in, this Agreement, (iii) in connection with the W. P. Carey Conversion or the Reorganization or (iv) to the extent consented to by CPA15, which consent shall not be unreasonably withheld, conditioned or delayed, W. P. Carey and any of the W. P. Carey Subsidiaries shall not engage in, authorize or agree to any of the following:

(i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, Listed Shares, NewCo REIT Common Stock or stock or other equity interests in any W. P. Carey Subsidiary that is not directly or indirectly wholly-owned by W. P. Carey, except the authorization and payment of regular quarterly dividends that are consistent with past practices with respect to the Listed Shares, provided that W. P. Carey shall notify CPA15 of the proposed record date for any such distribution prior to such date, (B) split, combine or reclassify any Listed Shares or NewCo REIT Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Listed Shares or NewCo REIT Common Stock or (C) other than as permitted under Section 4.11, purchase, redeem or otherwise acquire any Listed Shares or NewCo REIT Common Stock or any options, warrants or rights to acquire, or security convertible into, Listed Shares or NewCo REIT Common Stock;

(ii) except as contemplated by this Agreement with respect to the W. P. Carey Conversion or in connection with the Reorganization, issue, deliver, sell, grant, pledge or encumber or agree to issue, deliver, sell, grant, pledge or encumber any stock, Voting Debt or other voting securities or equity securities of W. P. Carey (including any Listed Shares) or NewCo REIT, or any W. P. Carey Subsidiary or any option or other material right in respect of any Listed Shares, NewCo REIT Common Stock or capital stock, any other voting or redeemable securities of W. P. Carey or NewCo REIT or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities, except pursuant to W. P. Carey’s distribution reinvestment plan;

(iii) amend the W. P. Carey LLC Agreement or W. P. Carey Bylaws or any provision of the comparable charter or organizational documents of any of the W. P. Carey Subsidiaries,, except as required by this Agreement or applicable Law or in connection with the W. P. Carey Conversion or the Reorganization;

(iv) amend the NewCo REIT Charter or NewCo REIT Bylaws, except as required by this Agreement or applicable Law or in connection with the W. P. Carey Conversion or the Reorganization;

(v) amend the Merger Sub Charter or Merger Sub Bylaws, except as required by this Agreement or applicable Law or in connection with the W. P. Carey Conversion or the Reorganization;

(vi) except as contemplated by this Agreement with respect to the W. P. Carey Conversion or in connection with the Reorganization, merge, consolidate or enter into any other similar extraordinary corporate transaction with any Person; acquire or agree to acquire (by merger, consolidation or acquisition) any corporation, partnership or other entity; or purchase any equity interest in, or all or substantially all of the assets of, any Person or any division or business thereof;

(vii) amend the Conversion Agreement;

(viii) (A) change in any material respect that is adverse to W. P. Carey any of its methods, principles or practices of accounting (including any method of accounting for Tax purposes) in effect or (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises relating to Taxes on real property or sales Taxes in an amount not to exceed, individually or in the aggregate, $2,000,000, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ended December 31, 2010, except as to clauses (A) and (B) as may be required by the SEC, applicable Law or GAAP;

(ix) waive, release, assign, settle or compromise any pending or threatened litigation, action or claim, including any shareholder derivative or class action claims other than settlements or compromises for litigation providing solely for the payment of money damages where the amount paid (after reduction by any insurance proceeds actually received or appropriate credits are applied from self-insurance reserves), in settlement or compromise, exceeds, individually or in the aggregate, $2,000,000, except where such settlement or compromise provides for a complete release of W. P. Carey and each applicable W. P. Carey Subsidiary for all claims and which do not provide for any admission of liability by W. P. Carey or any W. P. Carey Subsidiary;

(x) amend or terminate, or waive compliance with the terms of, or breaches under, any W. P. Carey Material Contract if, after giving effect to the Merger, such amendment, termination or waiver would have a W. P. Carey Material Adverse Effect;

(xi) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of W. P. Carey, NewCo REIT, Merger Sub or any W. P. Carey Subsidiary, except in connection with the Reorganization;

(xii) enter into, assume or acquire any asset subject to any Tax Protection Agreement;

(xiii) take any action or fail to take any action that could reasonably be expected to prevent, materially delay or materially impede the ability of the parties to consummate the Merger or that could reasonably be expected to prevent or impede the Merger from being governed by Section 368(a) of the Code pursuant to this Agreement and the Joint Proxy Statement/Prospectus; or

(xiv) authorize, commit or agree to take, or take any action inconsistent with any of the foregoing.

Section 3.3. No Control of Other Party’s Business. Nothing contained in this Agreement shall give CPA15 or CPA 15 Holdco, directly or indirectly, the right to control or direct W. P. Carey’s or any W. P. Carey Subsidiary’s operations prior to the Effective Time, and nothing contained in this Agreement shall give W. P. Carey or Merger Sub, directly or indirectly (other than in connection with and pursuant to the CPA15 Advisory Agreements), the right to control or direct CPA15’s, CPA 15 Holdco’s or any CPA15 Subsidiary’s operations prior to the Effective Time. Prior to the Effective Time, each of CPA15, CPA 15 Holdco and W. P. Carey shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 3.4. Reorganization. Notwithstanding anything in Section 3.2 to the contrary, the parties acknowledge and agree that W. P. Carey and certain of its Affiliates shall, prior to the W. P. Carey Conversion, consummate an internal reorganization in form and substance reasonably satisfactory to CPA15 and pursuant to documents in form and substance reasonably satisfactory to CPA15 (the “Reorganization”).

ARTICLE IV

ADDITIONAL COVENANTS

Section 4.1. Preparation of the Form S-4 and the Joint Proxy Statement/Prospectus; Stockholders Meetings.

(a) As soon as practicable following the date of this Agreement, CPA15, W. P. Carey and NewCo REIT shall jointly prepare and file with the SEC mutually acceptable preliminary proxy materials and any amendments or supplements thereto which shall constitute the Joint Proxy Statement/Prospectus relating to the matters to be submitted to the CPA15 Stockholders at the CPA15 Stockholder Meeting and the W. P. Carey Stockholders at the W. P. Carey Meeting (such Joint Proxy Statement/Prospectus, and any amendments or supplements thereto, the “Joint Proxy Statement/Prospectus”), and W. P. Carey and NewCo REIT shall prepare and file with the SEC the Registration Statement on Form S-4, with respect to the issuance of NewCo REIT Common Stock in the Merger (the “Form S-4”) in which the Joint Proxy Statement/Prospectus will be included as a prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act. The parties shall cooperate fully with each other in the preparation of the Form S-4 and the Joint Proxy Statement/Prospectus, and shall furnish each other with all information reasonably requested by the other for inclusion therein or otherwise in respect thereof. Each of CPA15, W. P. Carey and NewCo REIT shall use all reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective under the Securities Act as promptly as practicable after filing it with the SEC and to keep the Form S-4 effective as long as necessary to consummate the Merger. The parties shall promptly provide copies to each other, consult with each other and jointly prepare written responses with respect to any written comments received from the SEC with respect to the Form S-4 and the Joint Proxy Statement/Prospectus and promptly advise the other party of any oral comments received from the SEC. The parties shall cooperate and provide each other with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and Form S-4 prior to filing such with the SEC and will provide each other a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld, conditioned or delayed. The parties shall use all reasonable best efforts to cause the Joint Proxy Statement/Prospectus and all other customary proxy or other materials for meetings such as the CPA15 Stockholder Meeting and the W. P. Carey Stockholder Meeting to be mailed to their respective stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each of CPA15, W. P. Carey and NewCo REIT shall comply in all respects with the requirements of the Exchange Act and the Securities Act applicable to the Joint Proxy Statement/Prospectus and the solicitation of proxies for their respective meetings of stockholders. W. P. Carey and NewCo REIT shall also take any action required to be taken under any applicable state securities Laws in connection with the issuance of the NewCo REIT Common Stock in the Merger (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) and CPA15 shall furnish all information concerning CPA15 and the CPA15 Stockholders as may be reasonably requested by W. P. Carey in connection with any such action.

(b) CPA15 shall, in accordance with applicable Law, the CPA15 Charters and the CPA15 Bylaws, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the CPA15 Stockholder Meeting solely for the purposes of obtaining the CPA15 Stockholder Approval and, subject to the provisions of Section 4.5 and Article VI, shall, through its Board of Directors, recommend to the CPA15 Stockholders the approval of the Merger and the CPA15 Merger. Subject to the foregoing, CPA15 shall use its reasonable best efforts to obtain the CPA15 Stockholder Approval as promptly as practicable.

(c) W. P. Carey shall, in accordance with applicable Law, the W. P. Carey LLC Agreement and the W. P. Carey Bylaws, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the W. P. Carey Stockholder Meeting solely for the purposes of obtaining the Stockholder Approvals and shall, through its Board of Directors, recommend to the W. P. Carey Stockholders the approval of the Merger. Subject to the foregoing, W. P. Carey shall use its reasonable best efforts to obtain the Stockholder Approvals as promptly as practicable.

(d) The CPA15 Stockholder Meeting and the W. P. Carey Stockholder Meeting shall take place on the same date to the extent practicable.

(e) If at any time prior to the Effective Time any information with respect to W. P. Carey, NewCo REIT, Merger Sub or any other W. P. Carey Subsidiary (including their respective officers and directors or any W. P. Carey Subsidiary) shall be discovered or any event shall occur that in the determination of W. P. Carey is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Form S-4, W. P. Carey shall notify CPA15 thereof and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by Law, disseminated to the stockholders of W. P. Carey, and such amendment or supplement shall comply in all material respects with all provisions of applicable Law.

(f) If at any time prior to the Effective Time any information with respect to CPA15 or CPA 15 Holdco (including their respective officers and directors and CPA15 Subsidiaries) shall be discovered or any event shall occur that in the determination of CPA15 is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Form S-4, CPA15 shall notify W. P. Carey thereof and such event shall be so described. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by Law, disseminated to the CPA15 Stockholders, and such amendment or supplement shall comply in all material respects with all provisions of applicable Law.

(g) The foregoing actions are subject to compliance with applicable Law and the other terms of this Agreement.

(h) If, on the date of the CPA15 Stockholder Meeting, CPA15 has not received proxies representing a sufficient number of shares of CPA15 Common Stock to approve the Merger, CPA15 shall adjourn the CPA15 Stockholder Meeting until such date as shall be mutually agreed upon by CPA15 and W. P. Carey, which date shall not be less than five days nor more than ten days after the date of adjournment, and subject to the terms and conditions of this Agreement shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders relating to the CPA15 Stockholder Approval.

(i) If, on the date of the W. P. Carey Stockholder Meeting, W. P. Carey has not received proxies representing a sufficient number of Listed Shares to approve the Merger, W. P. Carey shall adjourn the W. P. Carey Stockholder Meeting until such date as shall be mutually agreed upon by W. P. Carey and CPA15, which date shall not be less than five days nor more than ten days after the date of adjournment, and subject to the terms and conditions of this Agreement shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders relating to the Stockholder Approvals.

Section 4.2. Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement and compliance with applicable Law and the other terms of this Agreement, each of NewCo REIT, W. P. Carey, Merger Sub, CPA 15 Holdco and CPA15 agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party or its Subsidiaries pursuant to the Conversion Agreement and this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger, the CPA15 Merger, the W. P. Carey Conversion, the Reorganization and the other transactions contemplated by the Transaction Documents, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemptions from non-governmental third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Conversion Agreement and this Agreement. In addition, each of NewCo REIT, W. P. Carey, Merger Sub, CPA15 and CPA 15 Holdco agrees (and W. P. Carey agrees to cause each other W. P. Carey Subsidiary party to the Reorganization) to use its reasonable best efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the W. P. Carey Conversion, the Conversion Agreement, the Reorganization, the Merger, the CPA15 Merger, this Agreement or the transactions contemplated by the Transaction Documents, including seeking to have any stay, temporary restraining order, injunction, or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the Transaction Documents entered by any court or other Governmental Entity vacated or reversed. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of the Conversion Agreement, the Reorganization or this Agreement, the proper officers and directors of CPA15, CPA 15 Holdco, NewCo REIT, W. P. Carey and Merger Sub shall take (and W. P. Carey shall cause to be taken with respect to each other W. P. Carey Subsidiary party to the Reorganization) all such necessary action. From the date of this Agreement through the Effective Time, CPA15 shall timely file, or cause to be filed, with the SEC all CPA15 SEC Documents required to be so filed.

(b) Each of CPA15, CPA 15 Holdco, NewCo REIT, W. P. Carey and Merger Sub shall give prompt notice to each other party if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and, provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 5.2(b) or 5.3(b), as the case may be.

Section 4.3. Fees Payable to CAM and its Affiliates. As a condition and inducement to the willingness of NewCo REIT, W. P. Carey and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby, each of CPA15, CAM and Foreign Subsidiary agree that, concurrently with and conditioned on the closing of the transactions contemplated by this Agreement, the amended and restated advisory agreement dated as of October 1, 2009, between CPA15 and CAM (the “CPA15 Advisory Agreement”) and the Asset Management Agreement, dated as of July 1, 2008, between CPA15 and Foreign Subsidiary (the “Asset Management Agreement, ” and together with the CPA15 Advisory Agreement, the “CPA15 Advisory Agreements”), shall automatically terminate without any action by any of the parties thereto and, in connection with such termination and the Merger CAM and Foreign Subsidiary each hereby waives its right to receive (i) a Termination Fee (as such term is defined in the CPA15 Advisory Agreements) and (ii) a Subordinated Disposition Fee (as such term is defined in the CPA15 Advisory Agreements). Notwithstanding anything to the contrary set forth herein or in the CPA15 Advisory Agreements, CPA15, CAM and Foreign Subsidiary each agrees that CAM and Foreign Subsidiary shall continue to be entitled to receive any and all fees accrued pursuant to the CPA15 Advisory Agreements prior to the closing of the transactions contemplated by this Agreement that are not expressly waived pursuant to the preceding sentence of this Section 4.3.

Section 4.4. Tax Treatment.

(a) CPA15 shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns and amendments thereto required to be filed by CPA15 or any of the CPA15 Subsidiaries in a manner consistent with past practice (unless an alternative manner is required to avoid imposition of any penalties, fines or additions to Tax) prior to the Closing Date (after electing all available automatic extensions of time to file such Tax Returns). Prior to filing any such Tax Returns, CPA15 shall deliver draft copies (together with supporting documentation, including Tax Return work papers) to W. P. Carey for W. P. Carey’s review and comment, and CPA15 shall accept all reasonable comments of W. P. Carey with respect to such Tax Returns. CPA15 shall pay all Taxes required to be paid by CPA15 prior to the Effective Time. W. P. Carey shall have a reasonable period of time (but in no event less than 30 days) to review and comment on such Tax Returns and amendments prior to filing. If the parties do not agree on the draft Tax Returns or amendments, the parties shall hire a nationally recognized accounting firm reasonably acceptable to CPA15 and W. P. Carey to prepare the contested Tax Returns or amendments.

(b) CPA15 will take all necessary actions, including but not limited to making sufficient distributions prior to Closing if needed, to assure that CPA15 (and CPA 15 Holdco, for the period that it is the successor of CPA15 for U.S. federal income tax purposes) will qualify as a REIT for its Tax year ending on the Closing Date. During the period from the date of this Agreement to the Effective Time, CPA15 shall, and shall cause each CPA15 Subsidiary to, facilitate all reasonable requests of NewCo REIT with respect to the maintenance of CPA15’s REIT qualification.

(c) Merger Sub, NewCo REIT and CPA15 shall report the Merger for U.S. federal income tax purposes and all relevant state and local income tax purposes as a reorganization governed by Section 368(a), unless otherwise required by Law or administrative action, and shall comply with any applicable Tax reporting requirements.

Section 4.5. No Solicitation of Transactions—W. P. Carey.

(a) None of W. P. Carey or any W. P. Carey Subsidiary shall, nor shall it authorize or permit, directly or indirectly, any officer, director, investment advisor, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other agent, representative or controlled Affiliate of W. P. Carey or any W. P. Carey Subsidiary to initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any W. P. Carey Competing Transaction, or enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a W. P. Carey Competing Transaction. W. P. Carey shall, and shall cause the W. P. Carey Subsidiaries to, take all actions reasonably necessary to cause their respective officers, directors, investment advisors, investment bankers, financial advisors, attorneys, accountants, brokers, finders and any other agents, representatives or controlled Affiliates to, immediately cease any discussions, negotiations or communications with any party or parties with respect to any W. P. Carey Competing Transaction. W. P. Carey shall be responsible for (x) any failure on the part of it, any of the W. P. Carey Subsidiaries or any of their respective officers and directors to comply with this Section 4.5(a) and (y) any material failure by their respective employees, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives or controlled Affiliates to comply with this Section 4.5(a). W. P. Carey shall promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition, stock sale, asset sale or otherwise) W. P. Carey or any W. P. Carey Subsidiary, if any, to return or destroy all confidential information heretofore furnished to such person by or on behalf of W. P. Carey or any W. P. Carey Subsidiary.

(b) W. P. Carey shall notify CPA15 in writing (as promptly as practicable but in any event within 24 hours of receipt) of the relevant details relating to all inquiries and proposals (including the identity of the parties, price and other material terms thereof) which it or any of the W. P. Carey Subsidiaries or any of their respective officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives or controlled Affiliates may receive after the date hereof relating to any of the matters described in Section 4.5(a) or otherwise relating to any request for information relating to W. P. Carey or any of the W. P. Carey Subsidiaries (other than requests for information unrelated to a W. P. Carey Competing Transaction). W. P. Carey shall keep CPA15 reasonably informed on a prompt basis as to any material developments regarding any such inquiries or proposals. None of W. P. Carey or any of the W. P. Carey Subsidiaries shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit them from providing such information to CPA15. W. P. Carey shall not, and shall not permit any of the W. P. Carey Subsidiaries to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which W. P. Carey or any of the W. P. Carey Subsidiaries is a party, in each case relating to a W. P. Carey Competing Transaction. W. P. Carey shall promptly inform CPA15 in writing with respect to any such inquiry or proposal that becomes reasonably likely to lead to a proposal for a W. P. Carey Competing Transaction.

(c) For purposes of this Agreement, a “W. P. Carey Competing Transaction” shall mean any of the following (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving W. P. Carey (or any of the material W. P. Carey Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of W. P. Carey and the W. P. Carey Subsidiaries, taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; or (iii) any tender offer or exchange offer for 50% or more of the voting power in the election of directors exercisable by the holders of the outstanding Listed Shares (or any of the W. P. Carey Subsidiaries), in each case excluding any transaction (x) that is conditioned upon the consummation of the transactions contemplated by this Agreement and the Conversion Agreement or (y) the consummation of which would not reasonably be expected to materially impede, interfere with, prevent or delay the consummation of the transactions contemplated by this Agreement and the Conversion Agreement. For the avoidance of doubt, the transactions contemplated by the Reorganization shall not constitute a W. P. Carey Competing Transaction.

Section 4.6. No Solicitation of Transactions—CPA15.

(a) Subject to Section 6.1, none of CPA15, CPA 15 Holdco or any CPA15 Subsidiary shall, nor shall it authorize or permit, directly or indirectly, any officer, director, investment advisor, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other agent, representative or controlled Affiliate of CPA15, CPA 15 Holdco or any CPA15 Subsidiary to initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any CPA15 Competing Transaction, or enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a CPA15 Competing Transaction. CPA15 and CPA 15 Holdco shall, and shall cause the CPA15 Subsidiaries to, take all actions reasonably necessary to cause their respective officers, directors, investment advisors, investment bankers, financial advisors, attorneys, accountants, brokers, finders and any other agents, representatives or controlled Affiliates to, immediately cease any discussions, negotiations or communications with any party or parties with respect to any CPA15 Competing Transaction. CPA15 shall be responsible for (x) any failure on the part of it, CPA 15 Holdco, any of the CPA15 Subsidiaries or any of their respective officers and directors to comply with this Section 4.6(a) and (y) any material failure by their respective employees, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives or controlled Affiliates to comply with this Section 4.6(a). CPA15 shall promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition, stock sale, asset sale or otherwise) CPA15 or any CPA15 Subsidiary, if any, to return or destroy all confidential information heretofore furnished to such person by or on behalf of CPA15 or any CPA15 Subsidiary. For purposes of this Section 4.6(a), neither W. P. Carey nor the W. P. Carey Subsidiaries shall be deemed to be an agent or representative of CPA15, CPA 15 Holdco or the CPA15 Subsidiaries.

(b) CPA15 shall notify W. P. Carey in writing (as promptly as practicable but in any event within 24 hours of receipt) of the relevant details relating to all inquiries and proposals (including the identity of the parties, price and other material terms thereof) which it, CPA 15 Holdco or any of the CPA15 Subsidiaries or any of their respective officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants, brokers, finders or other representatives or controlled Affiliates may receive after the date hereof relating to any of the matters described in Section 4.6(a) or otherwise relating to any request for information relating to CPA15, CPA 15 Holdco or any of the CPA15 Subsidiaries (other than requests for information unrelated to a CPA15 Competing Transaction or a CPA15 Superior Competing Transaction). CPA15 shall keep W. P. Carey reasonably informed on a prompt basis as to any material developments regarding any such inquiries or proposals. None of CPA15, CPA 15 Holdco or any of the CPA15 Subsidiaries shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit them from providing such information to W. P. Carey. CPA15 shall not, and shall not permit CPA 15 Holdco or any of the CPA15 Subsidiaries to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which CPA15, CPA 15 Holdco or any of the CPA15 Subsidiaries is a party, in each case relating to a CPA15 Competing Transaction. CPA15 shall promptly inform W. P. Carey in writing with respect to any such inquiry or proposal that becomes reasonably likely to lead to a proposal for a CPA15 Competing Transaction, regardless of whether or not such proposal is likely to lead to a CPA15 Superior Competing Transaction.

(c) For purposes of this Agreement, a “CPA15 Competing Transaction” shall mean any of the following (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving CPA15 (or any of the material CPA15 Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of CPA15 and the CPA15 Subsidiaries, taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; or (iii) any tender offer or exchange offer for 50% or more of the voting power in the election of directors exercisable by the holders of outstanding CPA15 Common Stock (or any of the CPA15 Subsidiaries).

(d) For purposes of this Agreement, a “CPA15 Superior Competing Transaction” means a bona fide proposal for a CPA15 Competing Transaction made by a third party which the Board of Directors of CPA15 determines (after taking into account any amendment of the terms of the W. P. Carey Conversion, the Reorganization or the Merger by W. P. Carey and/or any proposal by W. P. Carey to amend the terms of the Transaction Documents or W. P. Carey Conversion, the Reorganization or the Merger), in good faith and after consultation with its financial and legal advisors, (i) is on terms which are more favorable from a financial point of view to the CPA15 Stockholders than the Merger and the other transactions contemplated by this Agreement, (ii) would result in such third party owning, directly or indirectly, all or substantially all of the CPA15 Common Stock then outstanding (or all or substantially all of the equity of the surviving entity in a merger) or all or substantially all of the assets of CPA15 and the CPA15 Subsidiaries taken as a whole, (iii) is reasonably capable of being consummated and (iv) was not solicited by CPA15, any CPA15 Subsidiary or any of their respective officers, directors, investment advisors, investment bankers, financial advisors, attorneys, accountants, brokers, finders and any other agents, representatives or controlled Affiliates in breach of this Section 4.6.

Section 4.7 Public Announcements. CPA15, W. P. Carey and NewCo REIT shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Conversion Agreement or any of the transactions contemplated by the Transaction Documents, except as otherwise required by Law in a manner which makes consultation impracticable.

Section 4.8. Transfer and Gains Taxes. NewCo REIT or Merger Sub shall, with CPA15’s good faith cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together, with any related interest, penalties or additions to Tax, “Transfer and Gains Taxes”). From and after the Effective Time, NewCo REIT or the Surviving Company shall pay or cause to be paid all Transfer and Gains Taxes without deductions withheld from any amounts payable to the holders of the CPA15 Common Stock.

Section 4.9. Indemnification; Directors’ and Officers’ Insurance.

It is understood and agreed that CPA15 shall indemnify and hold harmless, and, after the Effective Time, the Surviving Company and NewCo REIT shall indemnify and hold harmless, each director and officer of CPA15 or any of the CPA15 Subsidiaries (the “Indemnified Parties”), as and to the same extent as such Indemnified Parties are indemnified by CPA15 or the CPA15 Subsidiaries as of the date hereof. Any Indemnified Party wishing to claim indemnification under this Section 4.9, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify CPA15 and, after the Effective Time, the Surviving Company and NewCo REIT, promptly thereof; provided that the failure to so notify shall not affect the obligations of CPA15, the Surviving Company and NewCo REIT except to the extent such failure to notify materially prejudices such party.

NewCo REIT agrees that it shall maintain in full force and effect for a period of six years from the Effective Time all rights to indemnification existing in favor of, and all limitations of the personal liability of, the directors and officers of CPA15 and the CPA15 Subsidiaries provided for in the CPA15 Charter or CPA15 Bylaws or any provision of the comparable charter or organizational documents of any of the CPA15 Subsidiaries, as in effect as of the date hereof, with respect to matters occurring prior to the Effective Time, including the Merger; provided, however, that all rights to indemnification in respect of any claims (each a “Claim”) asserted or made within such period shall continue until the disposition of such Claim. Prior to the Effective Time, W. P. Carey shall purchase directors’ and officers’ liability insurance coverage for CPA15’s and CPA15 Subsidiaries’ directors and officers, in a form reasonably acceptable to CPA15, which shall provide such directors and officers with runoff coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable on the whole to the insured persons than, the directors’ and officers’ liability insurance coverage presently maintained by CPA15 and the CPA15 Subsidiaries.

This Section 4.9 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of NewCo REIT, CPA15 and the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 4.9.

In the event that NewCo REIT or the Surviving Company or any of their successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of NewCo REIT and the Surviving Company, as the case may be, assume the obligations set forth in this Section 4.9.

Section 4.10. Purchases and Redemptions of CPA15 Common Stock. During the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with Section 7.1 or the Effective Time of the Merger, CPA15 and CPA 15 Holdco each agrees that it will not purchase, redeem or otherwise acquire any CPA15 Common Stock or stock or other equity interests in any CPA15 Subsidiary or any options, warrants or rights to acquire, or security convertible into, shares of CPA15 Common Stock or stock or other equity interests in any CPA15 Subsidiary, except that CPA15 may complete any qualified redemptions pending as of the date of this Agreement to the extent permitted by applicable Law.

Section 4.11. Purchases and Redemptions of Listed Shares or NewCo REIT Common Stock. During the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with Section 7.1 or the Effective Time of the Merger, each of W. P. Carey and NewCo REIT agrees that it will not, other than in the ordinary course of business or in connection with the Reorganization, purchase, redeem or otherwise acquire any Listed Shares, NewCo REIT Common Stock or stock or other equity interests in any W. P. Carey Subsidiary or any options, warrants or rights to acquire, or security convertible into, shares of Listed Shares or NewCo REIT Common Stock or stock or other equity interests in any W. P. Carey Subsidiary, in each case other than repurchases from employees or Affiliates of W. P. Carey or any W. P. Carey Subsidiary (including, for purposes of this Section 4.11, any holder of ten percent (10%) or more of (a) the Listed Shares or (b) stock or equity interests of any such W. P. Carey Subsidiary).

Section 4.12. Access; Confidentiality. To the extent applicable, CPA15 and W. P. Carey agree that upon reasonable notice, and except as may otherwise be required or restricted by applicable Law, each shall (and shall cause its Subsidiaries to) afford the other’s officers, employees, counsel, accountants and other authorized representatives, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its executive officers and to its properties, books, contracts and records and, during such period, each shall (and each shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, personnel and litigation claims as may reasonably be requested but only to the extent such access does not unreasonably interfere with the business or operations of such party; provided that no investigation pursuant to this Section 4.12 shall affect or be deemed to modify any representation or warranty made in this Agreement; provided further that the parties hereto shall not be required to provide information (i) in breach of applicable Law or (ii) that is subject to confidentiality obligations. Unless otherwise required by Law, the parties shall hold all information of the other party which is confidential and is reasonably identified as such or should reasonably be known to be confidential in confidence until such time as such information otherwise becomes publicly available through no wrongful act of the receiving party. If this Agreement is terminated for any reason, each party shall promptly return to such other party or destroy, providing reasonable evidence of such destruction, all such confidential information obtained from any other party, and any copies made of (and other extrapolations from or work product or analyses based on) such documents.

Section 4.13. NYSE Listing and Deregistration. Each of W. P. Carey and NewCo REIT shall use its reasonable best efforts to cause the NewCo REIT Common Stock to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date. W. P. Carey and NewCo REIT shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary to enable the deregistration of the CPA15 Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to this Agreement to effect the Merger and to consummate the other transactions contemplated by the Transaction Documents on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholders’ Approvals. The CPA15 Stockholder Approval and the Stockholder Approvals shall have been obtained.

(b) Registration Statement. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened. All necessary state securities or blue sky authorizations shall have been received.

(c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions or agreements contemplated by the Transaction Documents shall be in effect.

(d) Other Approvals. All consents, approvals, permits and authorizations required to be obtained from any Governmental Entity as indicated in Schedule 2.1(d)(iii) of the CPA15 Disclosure Letter or Schedule 2.2(c)(iii) of the W. P. Carey Disclosure Letter in connection with the execution and delivery of the Conversion Agreement, this Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby shall have been made or obtained (as the case may be).

Section 5.2. Conditions to Obligations of NewCo REIT, W. P. Carey and Merger Sub. The obligations of NewCo REIT, W. P. Carey and Merger Sub to effect the Merger and to consummate the other transactions contemplated by the Transaction Documents on the Closing Date are further subject to the following conditions, any one or more of which may be waived by NewCo REIT:

(a) Representations and Warranties. The representations and warranties of CPA15 and CPA 15 Holdco set forth in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date (except (x) for such changes resulting from actions permitted under Section 3.1 and (y) to the extent any representation or warranty is expressly limited by its terms to another date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality, CPA15 Material Adverse Effect or any similar qualification or limitation), in the aggregate, would not reasonably be likely to have a CPA15 Material Adverse Effect, and NewCo REIT and Merger Sub shall have received a certificate signed on behalf of CPA15 and CPA 15 Holdco by the Chief Executive Officer and the Chief Financial Officer of CPA15 and CPA 15 Holdco to such effect.

(b) Performance of Covenants and Obligations of CPA15. Each of CPA15 and CPA 15 Holdco shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Effective Time, and NewCo REIT and Merger Sub shall have received a certificate signed on behalf of CPA15 and CPA 15 Holdco by the Chief Executive Officer and the Chief Financial Officer of CPA15 and CPA 15 Holdco to such effect.

(c) Material Adverse Change. Since the date of this Agreement, there shall have occurred no changes, events or circumstances which, individually or in the aggregate, constitute a CPA15 Material Adverse Effect. NewCo REIT and Merger Sub shall have received a certificate signed on behalf of CPA15 by the Chief Executive Officer and the Chief Financial Officer of CPA15 to such effect.

(d) Opinion Relating to REIT Qualification. NewCo REIT and Merger Sub shall have received an opinion, dated as of the Closing Date, of Clifford Chance US LLP to the effect that, at all times since its taxable year ended December 31, 2008 through the Closing Date, CPA15 has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. For purposes of such opinion, which shall be in a form customary for transactions of this nature, Clifford Chance US LLP may rely on customary assumptions and representations of CPA15 reasonably acceptable to NewCo REIT.

(e) Consents. All necessary consents and waivers from third parties in connection with the consummation of the Merger and the other transactions contemplated by the Merger Transaction Documents shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a CPA15 Material Adverse Effect.

(f) Opinion Relating to the W. P. Carey Conversion. NewCo REIT, W. P. Carey and Merger Sub shall have received an opinion from DLA Piper LLP (US), dated as of the Closing Date, to the effect that for U.S. federal income tax purposes (i) the mergers of Carey REIT II Holdings, Inc., Carey REIT III, Inc., 308 Route 38, Inc. and KeyStone Capital Company, Inc. with Merger Sub 2 Inc. in the W. P. Carey Conversion will each qualify as a reorganization under Section 368(a) of the Code; (ii) the merger of CAM with a wholly-owned subsidiary of NewCo REIT in the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code; and (iii) the transfer of shares of Foreign Subsidiary to NewCo REIT by operation of law pursuant to the W. P. Carey Conversion should qualify as a transfer under Section 351 of the Code. For purposes of the foregoing opinions, which shall be in a form customary for transactions of this nature, DLA Piper LLP (US) shall be entitled to rely upon customary assumptions and representations of CPA15, NewCo REIT, W. P. Carey and Merger Sub.

(g) FIRPTA Certificate. NewCo REIT shall have received a certificate, duly completed and executed by CPA 15 Holdco, pursuant to Section 1.1445-2(b)(2) of the U.S. Treasury Regulations, certifying that CPA 15 Holdco is not a “foreign person” within the meaning of Section 1445 of the Code.

(h) CPA15 Merger. The CPA15 Merger shall have occurred.

Section 5.3. Conditions to Obligations of CPA15 and CPA 15 Holdco. The obligations of CPA15 and CPA 15 Holdco to effect the Merger and to consummate the other transactions contemplated by the Merger Transaction Documents on the Closing Date are further subject to the following conditions, any one or more of which may be waived by CPA15:

(a) Representations and Warranties. The representations and warranties of NewCo REIT, W. P. Carey and Merger Sub set forth in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date (except (x) for such changes resulting from actions permitted under Section 3.2 and (y) to the extent any representation or warranty is expressly limited by its terms to another date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality, W. P. Carey Material Adverse Effect or any similar qualification or limitation), in the aggregate, would not reasonably be likely to have a W. P. Carey Material Adverse Effect, and CPA15 shall have received a certificate signed on behalf of NewCo REIT, W. P. Carey and Merger Sub by the respective Chief Executive Officer and the Chief Financial Officer of NewCo REIT, W. P. Carey and Merger Sub to such effect.

(b) Performance of Covenants or Obligations of NewCo REIT. W. P. Carey and NewCo REIT shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Effective Time, and CPA15 shall have received a certificate signed on behalf of W. P. Carey and NewCo REIT by the respective Chief Executive Officer and the Chief Financial Officer of W. P. Carey and NewCo REIT to such effect.

(c) W. P. Carey Conversion and Reorganization. The closing of the transactions contemplated by the W. P. Carey Conversion and the Reorganization shall have occurred.

(d) NYSE Listing. NewCo REIT Common Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(e) Material Adverse Change. Since the date of this Agreement, there shall have occurred no change, events or circumstances which, individually or in the aggregate, constitute a W. P. Carey Material Adverse Effect. CPA15 and CPA 15 Holdco shall have received a certificate signed on behalf of W. P. Carey and NewCo REIT by the respective Chief Executive Officer and Chief Financial Officer to such effect.

(f) Opinion Relating to REIT Qualification. CPA15 and CPA 15 Holdco shall have received an opinion, dated as of the Closing Date, of DLA Piper LLP (US) to the effect that, commencing with its taxable year ending December 31, 2012, NewCo REIT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation as described in the Joint Proxy Statement/Prospectus and Form S-4 will enable NewCo REIT to continue to meet the requirements for qualification and taxation as a REIT under the Code. For purposes of such opinion, DLA Piper LLP (US) may rely on customary assumptions and representations of NewCo REIT reasonably acceptable to CPA15, and the opinion set forth in Section 5.2(d).

(g) Consents. All necessary consents and waivers from third parties in connection with the consummation of the W. P. Carey Conversion and the Merger and the other transactions contemplated by the Transaction Documents shall have been obtained, other than (i) those required to be delivered pursuant to Section 5.2(e) and (ii) such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a W. P. Carey Material Adverse Effect.

(h) Opinion Relating to the Merger. CPA15 and CPA 15 Holdco shall have received an opinion of Clifford Chance US LLP, dated as of the Closing Date, to the effect that for U.S. federal income tax purposes (i) the Merger will qualify as a reorganization under Section 368(a) of the Code and (ii) CPA15 Merger will qualify as a reorganization under Section 368(a) of the Code. For purposes of the foregoing opinion, which shall be in a form customary for transactions of this nature, Clifford Chance US LLP shall be entitled to rely upon customary assumptions and representations of CPA15, NewCo REIT, W. P. Carey and Merger Sub.

(i) Opinion Relating the Partnership Classification. CPA15 and CPA 15 Holdco shall have received an opinion of DLA Piper LLP (US), dated as of the Closing Date, to the effect that, at all times since 2008, W. P. Carey has been classified as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes. For purposes of such opinion, which shall be in a form customary for transactions of this nature, DLA Piper LLP (US) may rely on customary assumptions and representations of W. P. Carey reasonably acceptable to CPA15.

ARTICLE VI

BOARD ACTIONS

Section 6.1. CPA15 Board Actions. Notwithstanding Section 4.6 or any other provision of this Agreement to the contrary, to the extent the Board of Directors of CPA15 determines that the directors’ duties under Law so require, as determined by such Board in good faith after consultation with outside counsel, CPA15 may:

(a) disclose to the CPA15 Stockholders any information required to be disclosed under applicable Law;

(b) to the extent applicable, comply with Rule 14e-2(a) or Rule 14(d)-9 promulgated under the Exchange Act with respect to a CPA15 Competing Transaction; provided, however, that neither CPA15 nor its Board of Directors shall be permitted to approve or recommend a CPA15 Competing Transaction which is not a CPA15 Superior Competing Transaction;

(c) if it receives a proposal for a CPA15 Competing Transaction (that was not solicited in violation of Section 4.6), (x) furnish non-public information with respect to CPA15 and the CPA15 Subsidiaries to the Person who made such proposal (provided that CPA15 (i) has previously or concurrently furnished such information to W. P. Carey and (ii) shall furnish such information pursuant to a confidentiality agreement) and (y) contact such third party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation, so as to determine whether the proposal for a CPA15 Competing Transaction is reasonably likely to lead to a CPA15 Superior Competing Transaction;

(d) if its Board of Directors determines in good faith (after consulting with its outside counsel and financial advisors) that a proposal for a CPA15 Competing Transaction (which proposal was not solicited in breach of Section 4.6) is reasonably likely to lead to a CPA15 Superior Competing Transaction, continue to furnish non-public information and participate in negotiations regarding such proposal; provided, however, that not fewer than 72 hours prior to any determination by CPA15’s Board of Directors that the proposal for a CPA15 Competing Transaction is reasonably likely to lead to a CPA15 Superior Competing Transaction, W. P. Carey shall be notified orally and in writing of the CPA15 Board of Directors’ intention to take such action and CPA15 shall negotiate in good faith with W. P. Carey concerning any such new proposal by W. P. Carey prior to the expiration of such 72-hour period; provided further that CPA15 shall promptly notify W. P. Carey if the CPA15 Board of Directors determines that a CPA15 Competing Transaction is not, and is unlikely to become, a CPA15 Superior Competing Transaction; and

(e) approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Merger) a CPA15 Superior Competing Transaction or enter into an agreement with respect to such CPA15 Superior Competing Transaction.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger whether before or after the CPA15 Stockholder Approval and the Stockholder Approvals are obtained:

(a) by mutual written consent duly authorized by the Boards of Directors of each of CPA15 and W. P. Carey;

(b) by W. P. Carey, upon a breach of any representation, warranty, covenant or agreement on the part of CPA15 or CPA 15 Holdco set forth in this Agreement, or if any representation or warranty of CPA15 or CPA 15 Holdco shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) or (b), as the case may be, would be incapable of being satisfied by September 30, 2012 (the “Termination Date”); provided that CPA15 and CPA 15 Holdco shall not be deemed to have breached a representation, warranty, covenant or agreement set forth in this Agreement to the extent the actions or inactions of W. P. Carey or any W. P. Carey Subsidiary in its capacity as advisor to CPA15 pursuant to the CPA15 Advisory Agreements resulted in such breach;

(c) by CPA15, upon a breach of any representation, warranty, covenant or agreement on the part of NewCo REIT, W. P. Carey or Merger Sub set forth in this Agreement, or if any representation or warranty of NewCo REIT, W. P. Carey or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) or (b), as the case may be, would be incapable of being satisfied by the Termination Date;

(d) by either W. P. Carey or CPA15, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable after the parties have used reasonable best efforts to have such judgment, injunction, order, decree or action removed, repealed or overturned;

(e) by either W. P. Carey or CPA15, if the Merger shall not have been consummated before the Termination Date; provided, however, that (1) a party that has materially breached a representation, warranty, covenant or agreement of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 7.1(e) and (2) W. P. Carey shall not be entitled to exercise its right to terminate under this Section 7.1(e) to the extent it or any of its Subsidiaries’ actions or inactions in its capacity as advisor to CPA15 pursuant to the CPA15 Advisory Agreements resulted in a breach by CPA15 or a failure of CPA15 to perform its obligations under this Agreement; provided further that the Termination Date shall be automatically extended until October 31, 2012 (the “Extended Termination Date”), if the condition to Closing set forth in Section 5.1(d) is not capable of being satisfied as of the Termination Date, but is reasonably likely to be satisfied by the Extended Termination Date, or if the condition to Closing set forth in Section 5.1(e) is not satisfied as of the Termination Date;

(f) by W. P. Carey or CPA15 if, upon a vote at a duly held CPA15 Stockholder Meeting or any adjournment thereof, the CPA15 Stockholder Approval shall not have been obtained, as contemplated by Section 4.1;

(g) by CPA15, if the Board of Directors of CPA15 or any committee thereof shall have withdrawn its recommendation of the Merger or this Agreement in connection with, or approved or recommended, a CPA15 Superior Competing Transaction in accordance with the provisions of Section 6.1 and, subject to the provisions of Section 7.6, CPA15 has paid, or has agreed in writing to pay, the W. P. Carey Expenses in accordance with Section 7.2 of this Agreement;

(h) by W. P. Carey, if (i) prior to the CPA15 Stockholder Meeting, the Board of Directors of CPA15 or any committee thereof shall have withdrawn or modified in any manner adverse to W. P. Carey its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any CPA15 Superior Competing Transaction or (ii) CPA15 shall have entered into any agreement with respect to any CPA15 Superior Competing Transaction; or

(i) by W. P. Carey or CPA15 if, upon a vote at a duly held W. P. Carey Stockholder Meeting or any adjournment thereof, the Stockholder Approvals shall not have been obtained, as contemplated by Section 4.1.

The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Affiliate of any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement. A terminating party shall provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one provision in this Section 7.1 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in this Section 7.1 for any such termination.

Section 7.2. Expenses.

(a) Except as otherwise specified in this Section 7.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense; provided that CPA15 and W. P. Carey shall each bear one half of the costs of filing, printing and mailing the Joint Proxy Statement/Prospectus and the Form S-4.

(b) CPA15 agrees that if this Agreement shall be terminated pursuant to Section 7.1(b), 7.1(g) or Section 7.1(h), then CPA15 will pay to W. P. Carey, or as directed by W. P. Carey, an amount equal to the W. P. Carey Expenses; provided that such amount shall be paid promptly, but in no event later than two Business Days after such termination. For purposes of this Agreement, the “W. P. Carey Expenses” shall be an amount equal to W. P. Carey’s out-of-pocket expenses incurred in connection with this Agreement and the other transactions contemplated hereby (including, without limitation, all attorneys’, accountants’ and investment bankers’ fees and expenses).

(c) W. P. Carey agrees that if this Agreement shall be terminated pursuant to Section 7.1(c) or Section 7.1(i) then W. P. Carey will pay to CPA15, or as directed by CPA15, an amount equal to the CPA15 Expenses; provided that such amount shall, subject to the provisions of Section 7.6, be paid promptly, but in no event later than two Business Days after such termination. For purposes of this Agreement, the “CPA15 Expenses” shall be an amount equal to CPA15’s out-of-pocket expenses incurred in connection with this Agreement and the other transactions contemplated hereby (including, without limitation, all attorneys’, accountants’ and investment bankers’ fees and expenses and fees and expenses of the CPA15 Special Committee).

(d) The foregoing provisions of this Section 7.2 have been agreed to by CPA15 and W. P. Carey in order to induce the other parties to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, it being agreed and acknowledged by each of them that the execution of this Agreement by them constitutes full and reasonable consideration for such provisions.

(e) In the event that either W. P. Carey or CPA15 is required to file suit to seek all or a portion of the amounts payable under this Section 7.2, and such party prevails in such litigation, such party shall be entitled to all expenses, including reasonable attorneys’ fees and expenses, which it has incurred in enforcing its rights under this Section 7.2.

Section 7.3. Effect of Termination. In the event of termination of this Agreement by either CPA15 or W. P. Carey as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of NewCo REIT, W. P. Carey, Merger Sub, CPA 15 Holdco or CPA15, other than Section 7.2, this Section 7.3, Section 7.6 and Article VIII and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement or a failure or refusal by such party to consummate the transactions contemplated hereby when such party was obligated to do so in accordance with the terms hereof.

Section 7.4. Amendment. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after the CPA15 Stockholder Approval is obtained and prior to the filing of the Articles of Merger for the Merger with, and the acceptance for record of such Articles of Merger by, the SDAT; provided, however, that, after the CPA15 Stockholder Approval is obtained, no such amendment, modification or supplement shall alter the amount of the Per Share Merger Consideration to be delivered to the CPA15 Stockholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the CPA15 Stockholders.

Section 7.5. Extension; Waiver. At any time prior to the Effective Time, each of CPA15 and W. P. Carey may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 7.6. Payment of Expenses.

(a) In the event that CPA15 or W. P. Carey becomes obligated to pay any expenses under Section 7.2 (the “Expense Amount”), CPA15 or W. P. Carey, as applicable, shall pay to the party entitled to receive such payment (the “Receiving Party”) from the amount deposited into escrow in accordance with this Section 7.6(a), an amount equal to the lesser of (i) the Expense Amount and (ii) the sum of (A) the maximum amount that can be paid to the Receiving Party without causing the Receiving Party to fail to meet the requirements of Sections 856(c)(2) and (c)(3) of the Code for the year in which the Expense Amount would otherwise be payable, for this purpose treating such amount as income that does not qualify for purposes of Sections 856(c)(2) and (c)(3) of the Code, as determined by the Receiving Party’s independent certified public accountants, plus (B) if the Receiving Party receives either (1) a letter from the Receiving Party’s counsel indicating that the Receiving Party has received a ruling from the IRS described in Section 7.6(b) or (2) an opinion from the Receiving Party’s counsel as described in Section 7.6(b), an amount equal to the Expense Amount less the amount payable under clause (A) above. To the extent the entire Expense Amount is not paid to the Receiving Party in the year in which such amount would otherwise be payable as a result of the restrictions set forth in this Section 7.6(a), the Expense Amount shall be carried forward to the succeeding year and shall be payable (as described above) in such succeeding year by applying the same formula and by deeming such Expense Amount as payable in such succeeding year. To the extent the full Expense Amount has not been paid in the initial and succeeding year, the amount shall similarly be carried forward for each of the next three taxable years. To the extent that the entire Expense Amount has not been paid in the initial year, the succeeding year and the three following years, the Expense Amount shall be forfeited by the Receiving Party. To secure the obligation of CPA15 or W. P. Carey, as applicable, to pay these amounts, CPA15 or W. P. Carey, as applicable, shall deposit into escrow an amount in cash equal to the Expense Amount with an escrow agent selected by CPA15 or W. P. Carey, as applicable, and on such terms (subject to Section 7.6(b)) as shall be mutually agreed upon by CPA15 or W. P. Carey, as applicable, the Receiving Party and the escrow agent. The payment or deposit into escrow of the Expense Amount pursuant to this Section 7.6(a) shall be made at the time CPA15 or W. P. Carey, as applicable, would otherwise be obligated to pay the Receiving Party pursuant to Section 7.2.

(b) The escrow agreement shall provide that the Expense Amount in escrow or any portion thereof shall not be released to the Receiving Party unless the escrow agent receives any of the following: (i) a letter from the Receiving Party’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Receiving Party without causing the payee to fail to meet the requirements of Sections 856(c)(2) and (c)(3) of the Code determined as if the payment of such amount did not constitute income that qualifies for purposes of Sections 856(c)(2) and (c)(3) of the Code (“Qualifying Income”) or a subsequent letter from the Receiving Party’s accountants revising that amount, in which case the escrow agent shall release such amount to the Receiving Party, or (ii) a letter from the Receiving Party’s counsel indicating that the Receiving Party received a ruling from the IRS holding that the receipt by the Receiving Party of the Expense Amount would either constitute Qualifying Income or would be excluded from gross income for purposes of Code Sections 856(c)(2) and (3) (or alternatively, the Receiving Party’s counsel has rendered a legal opinion to the effect that the receipt by the Receiving Party of the Expense Amount would either constitute Qualifying Income or would be excluded from gross income for purposes of Sections 856(c)(2) and (c)(3)of the Code), in which case the escrow agent shall release the remainder of the Expense Amount to the Receiving Party. CPA15 and W. P. Carey each agree to amend this Section 7.6 at the request of the Receiving Party in order to (A) maximize the portion of the Expense Amount that may be distributed to the Receiving Party hereunder without causing the Receiving Party to fail to meet the requirements of Sections 856(c)(2) and (c)(3) of the Code, (B) improve the likelihood of the Receiving Party securing a ruling described in this Section 7.6(b), or (C) assist the Receiving Party in obtaining a legal opinion from its counsel as described in this Section 7.6(b). The escrow agreement shall also provide that any portion of the Expense Amount not paid to the Receiving Party in the initial year and the four succeeding years shall be released by the escrow agent to CPA15 or W. P. Carey, as applicable. Unless such party is the Receiving Party, none of CPA15 or W. P. Carey shall be a party to such escrow agreement and neither shall bear any cost of or have liability resulting from the escrow agreement.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 8.2. Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by facsimile (providing confirmation of transmission) at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

(a) if to CPA15 or CPA 15 Holdco, to:

Corporate Property Associates 15 Incorporated

50 Rockefeller Plaza

New York, New York 10020

Attn: Chairman of the Audit Committee and Chief Legal Officer

Fax: (212) 492-8922

with a copy to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attn: Kathleen L. Werner, Esq.

Fax: (212) 878 8375

(b) if to NewCo REIT, W. P. Carey or Merger Sub, to:

W. P. Carey & Co. LLC

50 Rockefeller Plaza

New York, New York 10020

Attn: Chief Executive Officer and Chief Financial Officer

Fax: (212) 492-8922

with a copy to:

W. P. Carey & Co. LLC

50 Rockefeller Plaza

New York, New York 10020

Attn: Paul Marcotrigiano, Esq.

Fax: (212) 492-8922

with a further copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attn: Christopher P. Giordano, Esq.

Fax: (212) 884-8522

Section 8.3. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” is used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 8.4. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.5. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Conversion Agreement and the other agreements entered into in connection with the transactions (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (ii) except for the provisions of Article I and Section 4.9, which shall inure to the benefit of the Persons expressly specified therein, are not intended to confer upon any Person other than the parties hereto any rights or remedies. The rights of such third party beneficiaries expressly specified under the provisions of Article I and Section 4.9 shall not arise unless and until the Effective Time occurs.

Section 8.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 8.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 8.8. Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article VII, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Maryland or in any Maryland State court and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (i) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Maryland or any Maryland State court if any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

Section 8.9. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.9.

Section 8.10. Exhibits; Disclosure Letters. All Exhibits referred to herein, in the CPA15 Disclosure Letter and in the W. P. Carey Disclosure Letter are intended to be and hereby are specifically made a part of this Agreement.

Section 8.11. Conflict Waiver. Recognizing that Clifford Chance US LLP has acted as legal counsel to CPA15 in connection with the transactions contemplated by this Agreement, and that Clifford Chance US LLP has represented W. P. Carey in unrelated matters, CPA15, NewCo REIT, W. P. Carey and Merger Sub each hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with Clifford Chance US LLP representing CPA15. This Section 8.11 shall survive the consummation of the Merger.

ARTICLE IX

CERTAIN DEFINITIONS

Section 9.1. Certain Definitions.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York are authorized or required to be closed for the conduct of regular banking business.

“CPA15 Material Adverse Effect” means a material adverse effect (A) on the business, properties, financial condition or results of operations of CPA15 and the CPA15 Subsidiaries taken as a whole or (B) that would, or would be reasonably likely to, prevent or materially delay the performance by CPA15 of its material obligations under this Agreement or the consummation of the Merger or any other transactions contemplated by this Agreement. Notwithstanding anything to the contrary set forth in this definition, the parties agree that a CPA15 Material Adverse Effect shall not include any effect or event with respect to CPA15 or any CPA15 Subsidiary to the extent resulting from or attributable to (a) general national, international or regional economic, financial or political conditions or events, including, without limitation, the effects of an outbreak or escalation of hostilities, any acts of war, sabotage or terrorism that do not result in the destruction or material physical damage of a material portion of the CPA15 Properties, taken as a whole, (b) the announcement, pendency or consummation of this Agreement or the other Transaction Documents or the transactions contemplated thereby, (c) conditions generally affecting the securities markets or the industries in which CPA15 and the CPA15 Subsidiaries operate, except to the extent such conditions have a materially disproportionate effect on CPA15 and the CPA15 Subsidiaries, taken as a whole, relative to others in the industries in which CPA15 and the CPA15 Subsidiaries operate, (d) any failure, in and of itself, by CPA15 or the CPA15 Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a CPA15 Material Adverse Effect), (e) any change in applicable Law, regulation or U.S. generally accepted accounting principles (“GAAP”) (or authoritative interpretation thereof), except to the extent such effect has a materially disproportionate effect on CPA15 and the CPA15 Subsidiaries, taken as a whole, relative to others in the industries in which CPA15 and the CPA15 Subsidiaries operate or (f) any hurricane, tornado, flood, earthquake or other natural disaster that does not result in the destruction or material physical damage of a material portion of the CPA15 Properties, taken as a whole.

“CPA15 Property” means each of the real properties reflected on the most recent balance sheet of CPA15 included in the CPA15 SEC Documents in which CPA15 or a CPA15 Subsidiary owns fee simple title to or has a valid leasehold interest in, or has an interest (directly or indirectly) in an entity that owns fee simple title to or has a valid leasehold interest.

“CPA15 SEC Documents” means each report, schedule, registration statement and definitive proxy statement filed by CPA15 with the SEC since January 1, 2008.

“CPA15 Subsidiary” means each Subsidiary of CPA15, other than Subsidiaries of CPA15 with no assets that are in the process of being dissolved.

“Employee Benefit Plans” means all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, pension plans and all other employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus (including, without limitation, any retention bonus plan), long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs.

“IRS” means the United States Internal Revenue Service.

“Knowledge” (A) where used herein with respect to CPA15 and any CPA15 Subsidiary shall mean the actual (and not constructive or imputed) knowledge of the persons named in Schedule 9.1 of the CPA15 Disclosure Letter and (B) where used herein with respect to W. P. Carey and any W. P. Carey Subsidiary shall mean the actual (and not constructive or imputed) knowledge of the persons named in Schedule 9.1 of the W. P. Carey Disclosure Letter.

“Law” means any statute, law, common law, regulation, rule, order, decree, code, judgment, ordinance or any other applicable requirement of any Governmental Entity applicable to W. P. Carey or CPA15 or any of their respective Subsidiaries.

“Liens” means pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns either (A) a general partner, managing member or other similar interest or (B) 50% or more of the voting stock, value of or other equity interests (voting or non-voting) of such corporation, partnership, limited liability company, joint venture or other legal entity.

“Tax” or “Taxes” shall mean any federal, state, local and foreign income, gross receipts, license, withholding, property, recording, stamp, transfer, sales, use, abandoned property, escheat, franchise, employment, payroll, excise, environmental and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions thereto.

“Tax Protection Agreement” shall mean any agreement, oral or written, (i) that has as one of its purposes to permit a Person to take the position that such Person could defer taxable income that otherwise might have been recognized upon a transfer of property to any CPA15 Subsidiary that is treated as a partnership for U.S. federal income Tax purposes, and that (A) prohibits or restricts in any manner the disposition of any assets of CPA15 or any CPA15 Subsidiary, (B) requires that CPA15 or any CPA15 Subsidiary maintain, put in place, or replace indebtedness, whether or not secured by one or more of the CPA15 Properties, or (C) requires that CPA15 or any CPA15 Subsidiary offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a “deficit restoration obligation,” guarantee (including, without limitation, a “bottom” guarantee), indemnification agreement or other similar arrangement), the risk of loss for federal income Tax purposes for indebtedness or other liabilities of CPA15 or any CPA15 Subsidiary, (ii) that specifies or relates to a method of taking into account book-Tax disparities under Section 704(c) of the Code with respect to one or more assets of CPA15 or a CPA15 Subsidiary, or (iii) that requires a particular method for allocating one or more liabilities of CPA15 or any CPA15 Subsidiary under Section 752 of the Code.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Voting Debt” shall mean bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity interests in CPA15, any CPA15 Subsidiary or W. P. Carey, as applicable, may vote.

“W. P. Carey Holdco LLC” means WPC Holdco LLC, a Maryland limited liability company.

“W. P. Carey Material Adverse Effect” means a material adverse effect (A) on the business, properties, financial condition or results of operations of W. P. Carey and the W. P. Carey Subsidiaries taken as a whole or (B) that would, or would be reasonably likely to, prevent or materially delay the performance by W. P. Carey or any W. P. Carey Subsidiary of its material obligations under this Agreement or the consummation of the Merger or any other transactions contemplated by this Agreement. Notwithstanding anything to the contrary set forth in this definition, the parties agree that, a W. P. Carey Material Adverse Effect shall not include any effect or event with respect to W. P. Carey or any W. P. Carey Subsidiary to the extent resulting from or attributable to (a) general national, international or regional economic, financial or political conditions or events, including, without limitation, the effects of an outbreak or escalation of hostilities, any acts of war, sabotage or terrorism that do not result in the destruction or material physical damage of a material portion of the W. P. Carey Properties, taken as a whole, (b) the announcement, pendency or consummation of this Agreement or the other Transaction Documents or the transactions contemplated thereby, (c) conditions generally affecting the securities markets or the industries in which W. P. Carey and the W. P. Carey Subsidiaries operate, except to the extent such conditions have a materially disproportionate effect on W. P. Carey and the W. P. Carey Subsidiaries, taken as a whole, relative to others in the industries in which W. P. Carey and the W. P. Carey Subsidiaries operate, (d) any failure, in and of itself, by W. P. Carey or the W. P. Carey Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a W. P. Carey Material Adverse Effect), (e) any change in applicable Law, regulation or U.S. GAAP (or authoritative interpretation thereof), except to the extent such effect has a materially disproportionate effect on W. P. Carey and the W. P. Carey Subsidiaries, taken as a whole, relative to others in the industries in which W. P. Carey and the W. P. Carey Subsidiaries operate or (f) any hurricane, tornado, flood, earthquake or other natural disaster that does not result in the destruction or material physical damage of a material portion of the W. P. Carey Properties, taken as a whole.

“W. P. Carey Subsidiary” means each Subsidiary of W. P. Carey.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

By:	/s/ Mark J. DeCesaris
Name: Mark J. DeCesaris
Title: Chief Financial Officer

CPA 15 HOLDCO, INC.

By:	/s/ Mark J. DeCesaris
Name: Mark J. DeCesaris
Title: Chief Financial Officer

CPA 15 MERGER SUB INC.

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond
Title: Chief Executive Officer

W. P. CAREY REIT, INC.

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond
Title: Chief Executive Officer

W. P. CAREY & CO. INC.

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond
Title: Chief Executive Officer

[Signature Page – Merger Agreement]

AND FOR THE LIMITED PURPOSES SET FORTH IN SECTION 4.3:

CAREY ASSET MANAGEMENT CORP.

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond
Title: Chief Executive Officer

W. P. CAREY & CO. B.V.

By:	/s/ Gregory Butchart
Name: Gregory Butchart
Title: Director

[Signature Page – Merger Agreement]

EXHIBIT A

Articles of Merger

ARTICLES OF MERGER

between

CPA 15 HOLDCO, INC.

(a Maryland corporation)

and

CPA 15 MERGER SUB INC.

(a Maryland corporation)

CPA 15 HOLDCO, INC., a corporation duly incorporated and existing under the laws of the State of Maryland (“CPA15 Holdco”), and CPA 15 MERGER SUB INC., a corporation duly incorporated and existing under the laws of the State of Maryland (“Merger Sub”), do hereby certify that:

FIRST: CPA15 Holdco and Merger Sub, being the corporations that are each party to these Articles of Merger, have agreed to merge (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA15”), CPA15 Holdco, W. P. Carey & Co. LLC, a Delaware limited liability company and the ultimate parent of the external manager of CPA15 (“W. P. Carey”), W. P. Carey REIT, Inc., a Maryland corporation and a wholly-owned subsidiary of W. P. Carey (“NewCo REIT”), Merger Sub, a Maryland corporation and an indirect subsidiary of NewCo REIT, and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B.V., each a subsidiary of W. P. Carey. (the “Merger Agreement”) in the manner and on the terms set forth in these Articles of Merger. Prior to the Effective Time (as defined below in Article NINTH) of the Merger, (i) [CPA 15 Holdco Merger Sub, Inc.], a Maryland corporation and wholly-owned subsidiary of CPA15 Holdco (“Holdco Merger Sub”), merged with and into CPA15, with CPA15 surviving such merger as a wholly-owned subsidiary of CPA15 Holdco, on the terms set forth in the an Agreement and Plan of Merger, dated as of by and among CPA15, CPA15 Holdco and Holdco Merger Sub; and (ii) W. P. Carey merged with and into NewCo REIT, with NewCo REIT surviving such merger, on the terms set forth in that certain Agreement and Plan of Merger, dated as of February 17, 2012, by and among W. P. Carey and NewCo REIT.

SECOND: The name and place of incorporation of each party to these Articles of Merger are (a) “CPA15 Holdco, Inc.”, a Maryland corporation, and (b) “CPA 15 Merger Sub Inc.”, a Maryland corporation. Merger Sub shall survive the Merger as the surviving corporation (the “Surviving Corporation”) and shall continue as a corporation of the State of Maryland under the name “CPA15 Merger Sub Inc.” pursuant to the provisions of the Maryland General Corporation Law.

THIRD: CPA15 Holdco has its principal office in the State of Maryland in Baltimore City. Merger Sub has its principal office in the State of Maryland in Baltimore City.

FOURTH: CPA15 Holdco does not own an interest in land in the State of Maryland.

FIFTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by each corporation party to these Articles of Merger in the manner and by the vote required by its charter and the laws of the state of its incorporation. The manner of approval was as follows:

(a) The Board of Directors of CPA15 Holdco by a unanimous written consent signed by all of the directors and filed with the minutes of proceedings of the Board of Directors of CPA15 Holdco, dated February 17, 2012, adopted resolutions declaring that the proposed Merger was advisable, and approving the proposed Merger, in each case, on substantially the terms and conditions set forth or referred to in the resolutions, and directed that the proposed Merger be submitted for consideration at a special meeting of the stockholders of CPA15 and CPA15 Holdco. Notice which stated that a purpose of the special meeting was to act on the proposed Merger was given by each of CPA15 and CPA15 Holdco to its respective stockholders as required by law. The proposed Merger was approved by the stockholders of CPA15 Holdco at a special meeting of stockholders duly called and held on [        ] by the affirmative vote of the holders of at least a majority of the votes represented by the total number of shares of all classes outstanding and entitled to be voted on the matter, as required by law and the charter of CPA15 Holdco.

(b) The Board of Directors and sole stockholder of Merger Sub by a joint unanimous written consent of the board of directors and sole stockholder of Merger Sub dated February 17, 2012, signed by all of the directors of Merger Sub and the sole stockholder of Merger Sub, adopted resolutions pursuant to which (i) the Board of Directors determined that the proposed Merger was advisable and approved the proposed Merger, in each case, on substantially the terms and conditions set forth or referred to in the resolutions, (ii) the Board of Directors directed that the proposed Merger be submitted for consideration by the sole stockholder of Merger Sub by written consent, and (iii) the sole stockholder of Merger Sub approved the proposed Merger, as required by law and the charter of Merger Sub. Notice was waived by each stockholder of Merger Sub entitled to vote on the proposed Merger and each stockholder not entitled to vote on the proposed Merger.

SIXTH: Neither the charter nor the bylaws of the Surviving Corporation will be amended as a result of the Merger. At the Effective Time of the Merger, the directors and officers of Merger Sub immediately prior to the Effective Time of the Merger shall remain the directors and officers, respectively, of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation, or removal.

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SEVENTH: The total number of shares of stock of all classes which CPA15 Holdco and Merger Sub, respectively, have authority to issue, the number of shares of stock of each class which CPA15 Holdco and Merger Sub, respectively, have authority to issue and the par value of the shares of such stock of each such class, and the aggregate par value of all the authorized shares of all classes which CPA15 Holdco and Merger Sub, respectively, have authority to issue are as follows:

(a) The total number of shares of stock of all classes which CPA15 Holdco has authority to issue is Two Hundred Forty Million (240,000,000) shares, all of which are classified as common stock, par value $0.001 per share (the “CPA15 Holdco Common Stock”). The aggregate par value of all the authorized shares of stock of all classes of CPA15 Holdco with par value is Two Hundred Forty Thousand Dollars ($240,000.00).

(b) The total number of shares of stock of all classes which Merger Sub has authority to issue is One Thousand (1,000) shares, all of which shares are classified as common stock, par value $0.001 per share (“Merger Sub Common Stock”). The aggregate par value of all the shares of stock of all classes of Merger Sub with par value is One Dollar ($1.00).

EIGHT: At the Effective Time, in accordance with Section 3-114 of the Maryland General Corporation Law, the separate corporate existence of CPA15 Holdco will cease by virtue of the Merger and without any further action on the part of CPA15, CPA15 Holdco, Merger Sub, NewCo REIT or any stockholder of CPA15,CPA15 Holdco, Merger Sub or of NewCo REIT. The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation or other consideration, and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

(a) Each share of CPA15 Holdco Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of CPA15 Holdco Common Stock described in paragraph (b)(i) below) shall be, at the Effective Time, cancelled and converted into (i) the right to receive an amount in cash equal to One and 25/100 Dollars ($1.25) (payable in U.S. dollars), and (ii) 0.23261 shares of common stock, par value $0.001 per share of NewCo REIT (“NewCo REIT Common Stock”) (the consideration described in clauses (i) and (ii) is hereinafter referred to, collectively, as the “Per Share Merger Consideration”); provided that no Per Share Merger Consideration shall be paid to the holder of any issued and outstanding share of CPA15 Holdco Common Stock unless and until such holder has executed and delivered all documentation required or requested pursuant to the Merger Agreement by NewCo REIT or by the bank or trust company designated to act as the paying and exchange agent for the payment and delivery of the Per Share Merger Consideration in accordance with the terms of the Merger Agreement (the “Paying and Exchange Agent”);

(b) Each share of CPA15 Holdco Common Stock that, immediately prior to the Effective Time, (i) is held by NewCo REIT or any subsidiary of NewCo REIT (in each case, if any), [(ii) constitutes an authorized, issued, but not outstanding share of CPA 15 Holdco Common Stock,] or (iii) is an authorized and unissued share of CPA15 Holdco Common Stock, shall be, at the Effective Time, cancelled and retired and shall cease to exist without any conversion thereof or payment made with respect thereto; and

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(c) Each share of Merger Sub Common Stock (i) issued and outstanding immediately prior to the Effective Time or (ii) that, immediately prior to the Effective Time, is held by NewCo REIT or any subsidiary of NewCo REIT, shall remain outstanding and unchanged. Each share of Merger Sub Common Stock that, immediately prior to the Effective Time, is an authorized and unissued share of Merger Sub Common Stock, shall remain unchanged.

(d) From and after the Effective Time, each share of CPA15 Holdco Common Stock shall no longer be outstanding, shall automatically be cancelled and retired and shall cease to exist and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration; provided that to the extent that the right to demand payment of the fair value of CPA15 Holdco Common Stock is available under the Maryland General Corporation Law and a holder of CPA15 Holdco Common Stock, who does not vote for the Merger, and makes demand for, and otherwise complies with all of the requirements of the Maryland General Corporation Law concerning the right to receive, fair value for such holder’s shares of CPA15 Holdco Common Stock (without withdrawing such demand or otherwise forfeiting such right), then, in lieu of the right to receive the Per Share Merger Consideration, such holder’s shares of CPA15 Holdco Common Stock shall be cancelled and entitle the holder thereof to receive such per share cash consideration as may be determined to be due to such holder of CPA15 Holdco Common Stock under the Maryland General Corporation Law, without interest and without duplication.

NINTH: The Merger shall become effective [as of [        ] local time in Baltimore City, Maryland on [    ], 2012]/[upon acceptance for record by the State Department of Assessments and Taxation of Maryland] (the “Effective Time”).

[ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. ]

[1]	To be updated prior to filing to reflect adjustments (if any) to the conversion ratio made in accordance with Section 1.8 of the Merger Agreement.

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IN WITNESS WHEREOF, CPA 15 HOLDCO INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on this                      day of                                                      , 2012.

ATTEST:	CPA 15 HOLDCO, INC., a Maryland corporation

By:
Name:		Name:
Title:		Title:

THE UNDERSIGNED, President of CPA 15 HOLDCO, INC., who executed on behalf of CPA15 Holdco the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of CPA15 Holdco the foregoing Articles of Merger to be the corporate act of CPA15 Holdco and hereby certifies that to the best of [his/her] knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Name:
Title:

IN WITNESS WHEREOF, CPA 15 MERGER SUB INC. has caused these presents to be signed in its name and on its behalf by its [President] and attested by its [Secretary] on this                          day of                                                              , 2012.

ATTEST:	CPA 15 MERGER SUB INC., a Maryland corporation

By:
Name:		Name:
Title:		Title:

THE UNDERSIGNED, [President] of CPA 15 MERGER SUB INC., who executed on behalf of Merger Sub the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of Merger Sub the foregoing Articles of Merger to be the corporate act of Merger Sub and hereby certifies that to the best of [his/her] knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Name:
Title:

W. P. CAREY & CO. LLC

AGREEMENT AND PLAN OF MERGER

DATED AS OF FEBRUARY 17, 2012

DISCLOSURE LETTER

This Disclosure Letter modifies, supplements and forms a part of that certain Agreement and Plan of Merger (the “Agreement”) dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA15”), CPA 15 Holdco, Inc., a Maryland corporation and a wholly-owned subsidiary of CPA15 (“CPA 15 Holdco”), W. P. Carey & Co. LLC, a Delaware limited liability company and the ultimate parent of the external manager of CPA15 (“W. P. Carey”), W. P. Carey REIT, Inc., a Maryland corporation and a wholly-owned subsidiary of W. P. Carey (“NewCo REIT”), CPA 15 Merger Sub, Inc., a Maryland corporation and an indirect subsidiary of NewCo REIT (“Merger Sub”), and, for the limited purposes set forth in Section 4.3, Carey Asset Management Corp. (“CAM”) and W. P. Carey & Co. B.V. (“W. P. Carey B.V.”), each a subsidiary of W. P. Carey; and is arranged in Sections corresponding to the numbered Sections contained in the Agreement. This Disclosure Schedule sets forth items the disclosure of which are necessary or appropriate by W. P. Carey, either in response to an express informational requirement contained in or requested by a provision of the Agreement, or as an exception to one or more representations, warranties or covenants contained in the Agreement; provided, that the mere inclusion of an item in this Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission that such item (or any undisclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance. Capitalized terms used in this Disclosure Letter shall have the same meanings as in the Agreement.

SECTIONS OF DISCLOSURE SCHEDULE

Section 2.2(b)(iii)	Issued and Outstanding or Reserved for Issuance Securities
Section 2.2(b)(iv)	Registration Rights
Section 2.2(c)(iii)	Consents, Approvals, Authorizations, Permits, Filings, and Notifications
Section 2.2(c)(iv)(C)	Required Consents
Section 2.2(e)	Certain Changes or Events
Section 2.2(f)	Material Liabilities
Section 2.2(i)	Litigation
Section 2.2(j)	Taxes
Section 2.2(k)	Pension and Benefit Plans
Section 2.2(n)	Environmental Matters
Section 2.2(o)(i)	Real Property Liens and Ownership
Section 2.2(o)(i)(F)	Liens on Equity Interests
Section 2.2(o)(ii)	Contracts for Sale, Acquisition, or Transfer, and Development and Construction Contracts
Section 2.2(o)(iii)	Agreements of Sale, Option Agreements, Rights of First Offer, Rights of First Refusal, and Early Termination Rights.
Section 2.2(p)	Insurance Policies
Section 2.2(q)	Vote Required
Section 2.2(t)(i)	Material Contracts in Default
Section 2.2(t)(ii)	Due-on-Sale Provisions
Section 2.2(t)(iii)	Non-Competition Agreements
Section 2.2(t)(iv)	Indemnification Agreements
Section 2.2(u)	Related Party Transactions
Section 3.2	Post Execution Conduct of Business
Section 9.1	Officers for Knowledge Qualifier

Section 2.2(b)(iii)

Issued and Outstanding or Reserved for Issuance Securities

1.	Listed Shares (in amounts disclosed in W. P. Carey’s publicly available financial statements) are issuable upon the vesting or exercise of outstanding grants under W. P. Carey’s stock plans.

Section 2.2(b)(iv)

Registration Rights

NONE.

Section 2.2(c)(iii)

Consents, Approvals, Authorizations, Permits, Filings, and Notifications

1.	Approvals, consents and authorizations to be obtained in connection with the organizational documents of the joint ventures, tenancies in common, and/or funds set forth on the list attached hereto.

2.	Approvals, consents and authorizations to be obtained in connection with that certain Holiday Inn Hotel Conversion License Agreement dated November 12, 2010 by and between Holiday Hospitality Franchising, Inc. and Livho, Inc., for real property located at 17123 Laurel Park Drive North, Livonia, MI 48152.

3.	Approvals, consents and authorizations to be obtained from the lenders under mortgages and related loan documents evidencing and/or securing the loans identified on Schedule 2.2(o)(i).

4.	Approvals, consents, and authorizations, to be obtained from tenants as set forth in some or all of the leases or related documents with respect to the rent roll attached hereto.

Third Party Joint Ventures, Tenancies in Common, and Funds

** Non-subsidiary

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Watermark Holdings, LLC	Delaware	CW Advisors Holdings, LLC, a Delaware limited liability company (80%) Watermark Capital Partners, LLC (20%)**	CW Advisors Holdings, LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	W.P. Carey & Co. LLC (80%) Watermark Capital Partners, LLC (20%)**

CWI OP, LP**	Delaware

Carey Watermark Investors Incorporated, a Maryland corporation (99.985%; general and limited partner)**

CAREY LODGING ADVISORS, LLC, a Delaware limited liability company (.015%), which is owned per the description above

			See above	Carey Watermark Investors Incorporated (99.985%)** W.P. Carey & Co. LLC (.015%)

AWHQ LLC** and FLY (CD) LLC (American West Holding Corp.)	AWHQ LLC**: Arizona FLY (CD) LLC: Delaware

AWHQ LLC, an Arizona limited liability company** is owned by America West Airlines, Inc.** (1%) and America West Holdings Corporation** (99%)

Fly (CD) LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%)

			Carey REIT II, Inc. (100%) is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	America West Airlines, Inc. (1% of 20%)** America West Holdings Corporation (99% of 20%)** W.P. Carey & Co. LLC (80%)

CAREY STORAGE 1 (MA ) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

STORAGE (CT) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (GA) AMERISTOR LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (TX) ACES LP	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (99.5%) Carey Storage Aces GP LLC, a Delaware limited liability company (.5%)

Carey Storage Aces GP LLC is owned by Carey Storage Mezzanine I, LLC (100%) which is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

CAREY STORAGE I (CA) ROHNERT LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

CAREY STORAGE I (TX) TARRANT LP	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (99.5%) Carey Storage Aces GP LLC, a Delaware limited liability company (.5%)	Carey Storage Aces GP LLC is owned by Carey Storage Mezzanine I, LLC (100%) which is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)	HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (TX) BELTLINE LP	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (99.5%) Carey Storage Aces GP LLC, a Delaware limited liability company (.5%)

Carey Storage Aces GP LLC is owned by Carey Storage Mezzanine I, LLC (100%) which is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity interest	Overall Investment Joint Venture Percentage Ownership
Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE 1 (GA) STORE HOUSE LLC	Delaware	Carey Storage Mezzanine 1, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation/ Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (OH) ARMOR LLC	Delaware	Carey Storage Mezzanine 1, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and Jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (FL) BULL RUN LLC	Delaware	Carey Storage Mezzanine 1, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine 1, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

BEDFORD WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity interest	Overall Investment Joint Venture Percentage Ownership

PULASKI WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

HARLEM WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

LINCOLNSHIRE WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation/ Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

TOTAL STORAGE (AR) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

BEST STORAGE (FL) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

87TH STREET STORAGE OWNER (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

llikinvest Tours Invest (Bouyges Telecom/Groupe Sofemo	llikinvest-France Tours Invest -France	llikinvest is owned by Polkinvest Sprl (75%), REM France (10%)** and two unaffiliated Belgian individuals (15%)** Tours Invest is owned by Polkinvest Sprl (95%) and REM France (5%)**	POLKINVEST Sprl is owned by (i) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (ii) W.P. Carey & Co., Inc., a Delaware corporation (1 share)**

llikinvest – W.P. Carey & Co. LLC (approximately 74.9999%), W.P. Carey & Co., Inc. (approximately .0001%)**, REM France (10%)** and two unaffiliated Belgian individuals (15%)**

Tours Invest – W.P. Carey & Co. LLC (approximately 94.9999%), W.P. Carey & Co., Inc. (approximately .0001%)**, and REM France (5%)**

WPC LLC Rent Roll at 01/31/12

Tenant Location	WPC LLC Ownership Interest	Square Footage	Rent per Square Foot	Share Of Current Annual Rents	Rent Increase Factor	Lease Term	Maximum Term
24 Hour Fitness USA, Inc.
Austin, TX	100.00%	43,935	$21.67	$952,084.	CPI	06/30/2017	06/30/2037
Alstom Power
Erlanger, KY	100.00%	197,400	$2.46	$484,746.	FIXED	06/30/2017	06/30/2020
Amylin Pharmaceuticals, Inc.
San Diego, CA	100.00%	144,311	$25.92	$3,740,956.	FIXED	07/31/2019	07/31/2029
Anthony, Inc. and Anthony Holdings, Inc.
San Fernando, CA	100.00%	182,845	$6.35	$1,161,757.	CPI	05/31/2012	05/31/2012
AutoZone, Inc.						02/29/2016	02/28/2026
Hammond, LA; Panama City, LA;	100.00%	302,230	$7.33	$2,216,594.	NONE	8/31/2012;	8/31/2037;
Jacksonville, FL; St. Peters, MO; Shelby, NC;						8/31/2013;	8/31/2038;
Albuquerque, NM; Farmington, NM;						10/31/2013;	10/31/2023;
Houston, TX; San Antonio, TX; Lexington,						3/31/2014;	3/31/2024;
SC; Albany, GA; Grunswick GA; Augusta, GA;						4/30/2014;	4/30/2019;
Macon, GA; East Ridge, TN; Baton Rouge,						5/14/2014;	5/14/2024;
LA; Knoxville, TN; Kannapolis, NC;						10/31/2015;	10/31/2025;
Morgantown, NC; Gastonia, NC; Charlotte,						1/31/2016;	8/31/2019;
NC; Statesviile, NC; Lenoir, NC; Austin, TX;						2/29/2016	1/31/2026;
Waco, TX; Corpus Christi, TX; Victoria, TX;							2/28/2026
San Antonio, TX; Nederland, TX; West
Orange, TX; Decatur, AL; Bessemer, AL;
Phenix City, AL; Mobile, AL; Chickasaw, AL;
Montgomery, AL; Coliinsville, IL; Alton, IL;
Wood River, IL; Belleville, IL; Columbus, GA;
Maplewood, MO; Overland, MO; St. Louis,
MO; Breckenridge, MO; West Monroe, LA;
Lake Charles, LA

BE Aerospace, Inc.

Lenexa, KS; Winston-Salem, NC; Dallas, TX	100.00%	426,990	$3.80	$1,624,648.	FIXED	09/30/2017	09/30/2037
BellSouth Telecommunications, Inc.
Fort Lauderdale, FL	100.00%	80,450	$7.85	$631,586.	FIXED	06/30/2016	06/30/2021
Bouygues Telecom
Tours, FR	95.00%	57,264	$16.89	$967,350.	CPI	09/30/2012	09/30/2012
Bouygues Telecom	75.00%	49,148	$37.41	$1,838,576.	CPI	02/06/2013; 12/31/2015	02/06/2013; 05/31/2020
lllkirch-Graffens, FR
Broomfield Properties
Broomfield, CO	100.00%	80,692	$2.58	$207,940.	NONE	01/31/2015; 12/31/2016; 04/30/2013	01/31/2015; 12/31/2016; 04/30/2013
Caisse Centrale d’Activfties Sociales
(C.C.A.S.)
Tours, FR	95.00%	10,655	$14.75	$157,139.	CPI	02/28/2018	02/28/2021
Candle Lamp Company, LLC
Memphis, TN	100.00%	75,000	$2.53	$189,882.	CPI	03/31/2014	03/31/2014
Carrefour Hypermarche/Logidis/Maison
Johanes Boubee
Lens, FR; Thuit Hebert, FR; Nimes, FR;	45.805%	1,346,669	$5.61	$7,555,735.	FIXED	06/30/2015;	06/30/2018;
Colomiers, FR; Crepy en Valois, FR;						06/30/2016	06/30/2019
Ploufragan, FR; Cholet, FR
CheckFree Corporation
Norcross, GA	100.00%	220,676	$24.21	$5,342,457.	CPI	12/31/2015	12/31/2030
Childtime Childcare, Inc.
Carrollton, TX; Duncanvilie,TX; Lewisville,	33.93%	28,617	$19.58	$560,176.	CPI	01/31/2016	01/31/2041
TX; Westland, Ml; Canton, Ml; Chandler,AZ;
Tuscon, AZ; Alhambra, CA; Chino, CA;
Garden Grove, CA; Tustin, CA
Classic Cuisines Catering
Bloomingdale, IL	100.00%	1,000	$10.00	$10,000.	NONE	04/30/2012	04/30/2012
Consolidated Systems, inc.
Columbia, SC	60.00%	338,765	$3.08	$1,042,470.	FIXED	10/31/2026	10/31/2046
Continental Airlines, Inc.
Houston, TX	100.00%	25,125	$8.25	$207,240.	FIXED	07/31/2013	07/31/2013
Deloro Stellite Company, Inc.
Goshen, IN	100.00%	52,000	$5.10	$265,200.	FIXED	02/28/2018	02/28/2023
Englobal U. S., Inc.

Beaumont, TX	100.00%	8,580	$9.75	$83,655.	NONE	11/21/2014	11/21/2024
Eroski Sociedad Cooperativa
Mallorca, ES	70.00%	138,383	$12.37	$1,712,263.	CPI	06/30/2030	06/30/2045
Fairpoint Communications, Inc.
Milton, VT	100.00%	30,624	$7.23	$221,438.	FIXED	02/28/2013	02/28/2013
Faurecia Exhaust Systems
Toledo, OH	100.00%	61,000	$6.35	$387,415.	CPI	11/30/2022	11/30/2022
Federal Express Corporation
College Station, TX; Corpus Christi, TX; Collierville, TN	100.00%	432,672	$17.42	$7,535,112.	CPI	04/30/2012; 05/31/2012; 11/30/2019	04/30/2017; 05/31/2017; 08/31/2039
Fiskars Brands, Inc.
Apopka, FL	100.00%	369,537	$3.19	$1,178,750.	FIXED	03/31/2015	03/31/2015
Golder Associates, Inc.
Houston, TX	100.00%	15,796	$6.96	$109,940.	FIXED	10/31/2017	10/31/2022
Google Inc.
Venice, CA	100.00%	67,681	$30.36	$2,054,795.	FIXED	10/31/2025	10/31/2035
Groupe SOFEMO
lllkirch-Graffens, FR	75.00%	16,631	$18.17	$302,256.	CPI	01/31/2014	01/31/2020
Hologic, Inc.
Bedford, MA; Danbury, CT	36.00%	96,855	$14.18	$1,373,622.	CPI	08/31/2022	08/31/2042
Jada Toys, Inc.
Industry, CA	100.00%	92,595	$5.40	$499,728.	FIXED	04/30/2012	04/30/2017
JPMorgan Chase Bank, National Assoc.
Fort Worth, TX	100.00%	384,246	$10.05	$3,861,540.	CPI	02/09/2030	02/28/2050
Juniper Networks, Inc.
Sunnyvale, CA	100.00%	50,311	$10.50	$528,266.	FIXED	11/30/2016	11/30/2021
Kenyon International Emergency Services
Houston, TX	100.00%	17,725	$5.40	$95,715.	NONE	10/31/2014	10/31/2019
Kerr Corporation
Romulus, Ml	100.00%	220,000	$6.61	$1,453,610.	CPI	12/31/2018	12/31/2043
Kmart Corporation
Drayton Plains, Ml; Citrus Heights, CA	100.00%	192,778	$2.02	$390,000.	NONE	03/31/2016; 05/31/2015	03/31/2026; 05/31/2026
Knight Security Systems
Houston, TX	100.00%	4,456	$6.00	$26,736.	FIXED	06/30/2016	06/30/2021
L-3 Communications Titan Corp.
San Diego, CA	100.00%	166,403	$18.36	$3,054,816.	CPI	07/31/2012	07/31/2017

Lincoln Technical Institute, Inc.
Moorestown, NJ	100.00%	35,567	$5.87	$208,710.	FIXED	04/30/2025	04/30/2035
LIVHO, Inc.
Livonia, Ml	100.00%	158,000	$6.33	$1,000,000.	FIXED	12/31/2014	12/31/2014
Lockheed Martin Corporation
Webster, TX	100.00%	87,304	$10.11	$882,814.	FIXED	3/31/2012; 12/31/2014; 5/31/2018	6/30/2012; 12/31/2017; 5/31/2025
Lowes Home Improvement Warehouse
Bellevue, WA	100.00%	143,352	$10.97	$1,572,426.	CPI	08/31/2018	08/31/2018
Medica France
Chatou, Fr; Poissy, FR; Rosny sous Bois, FR; Paris, FR; Rueil Malmaison, FR; Sarcelles, FR	45.805%	154,312	$18.10	$2,793,073.	CPI	09/30/2021	09/30/2030
Moran Foods, Inc.
Montgomery, AL	100.00%	32,690	$1.64	$53,500.	NONE	10/31/2017	10/31/2037
NVR, Inc.
Thurmont, MD; Farminton, NY	100.00%	179,741	$4.89	$878,413.	CPI	04/30/2019	04/30/2039
NYT Real Estate Company LLC
New York, NY	17.75%	126,420	$34.99	$4,423,046.	FIXED	03/31/2024	03/31/2044
OBI Group
Wroclaw, PL	100.00%	113,570	$8.86	$1,006,628.	CPI	12/31/2025	12/31/2040
Olmsted Kirk Paper Co.
Beaumont, TX	100.00%	5,760	$8.10	$46,656.	FIXED	12/31/2017	12/31/2022
Orbital Sciences Corporation
Chandler, AZ	100.00%	355,307	$10.82	$3,842,930.	CPI	09/29/2019	09/30/2029
Ormco Corporation
Glendora, CA	100.00%	25,000	$22.21	$555,148.	CPI	12/31/2018	12/31/2043
Pioneer Credit Recovery
Moorestown, NJ	100.00%	30,000	$13.50	$405,000.	FIXED	05/31/2012	05/31/2017
Qwest Communications, Inc.
Scottsdale, AZ	100.00%	4,460	$61.50	$274,304.	FIXED	02/28/2017	02/28/2017
Raytheon Company
Webster, TX	100.00%	9,138	$10.00	$91,380.	FIXED	07/31/2012	09/30/2016
RGIS, LLC
Bloomingdale, IL	100.00%	2,550	$8.82	$22,500.	FIXED	11/30/2014	11/30/2014
Richard Design Services, Inc.
Beaumont, TX	100.00%	34,300	$8.75	$300,000.	NONE	02/28/2013	05/31/2013
S&ME, Inc.
Raleigh, NC	100.00%	27,770	$12.52	$347,712.	FIXED	07/31/2016	07/31/2026

SBH Holdings, LLC							-
Houston, TX	100.00%	5,632	$8.04	$45,281.	FIXED	08/31/2013	08/31/2016
Schuler AG
Göppingen, GR	33.00%	246,380	$9.28	$2,286,514.	CPI	10/31/2027	10/31/2047
Sports Wholesale, Inc.
Birmingham, AL	100.00%	219,312	$4.21	$924,023.	CPI	12/31/2014	12/31/2029
Sprint Spectrum Realty Company, L.P.
Rio Rancho, NM	100.00%	94,730	$16.15	$1,529,889.	FIXED	05/31/2016	05/31/2021
Supinfo
lllkirch-Graffens, FR	75.00%	6,999	$16.50	$115,513.	CPI	03/31/2019	03/30/2013
Swat-Fame, Inc.
Industry, CA	100.00%	233,205	$3.74	$872,478.	CPI	06/30/2020	06/30/2020
SymphonyIRI Group, Inc.
Chicago, IL	33.33%	53,195	$14.86	$790,646.	CPI	01/31/2021	01/31/2021
The American Bottling Company
Irving, TX; Houston, TX	100.00%	721,947	$6.89	$4,972,047.	CPI	07/31/2014	07/31/2029
The SI Organization
King of Prussia, PA	100.00%	88,578	$9.75	$863,636.	FIXED	07/31/2013	07/31/2023
The United States Playing Card Company
Erlanger, KY	100.00%	572,204	$2.04	$1,168,608.	FIXED	06/30/2017	06/30/2020
Tubular Metal Systems
Pinconning, Mi	100.00%	220,588	$1.35	$297,684.	CPI	07/30/2018	12/31/2022
Unisource Worldwide, Inc.
Anchorage, AK; Commerce, CA	100.00%	456,273	$4.22	$1,926,356.	FIXED	12/31/2014; 4/30/2020	12/31/2029; 4/30/2030
United Space Alliance, LLC
Webster, TX	100.00%	69,132	$6.22	$430,012.	NONE	9/30/2013; 9/30/2015	9/30/2013; 9/30/2020
United States Postal Service
Bloomingdale, IL	100.00%	60,000	$11.63	$697,500.	FIXED	04/30/2016	04/30/2016
United Stationers Supply Co.
San Antoinia, TX; New Orleans, LA	100.00%	122,658	$4.05	$496,869.	CPI	9/30/2012; 3/31/2014	09/30/2012; 03/31/2017
US Airways Group, Inc.
Tempe, AZ	74.58%	167,890	$19.64	$3,297,279.	CPI	04/30/2014	11/30/2029
USA Self Storage, LLC
Pensacola, FL	100.00%	51,867	$3.39	$176,003.	OTHER	12/31/2012	12/31/2012
Wal-Mart Stores, Inc.
Greenfield, IN	100.00%	82,620	$4.00	$330,560.	NONE	01/31/2020	01/31/2025

World Color Printing (USA) Corp.
Doraville, GA	100.00%	432,559	$4.09	$1,770,950.	CPI	12/31/2017	12/31/2042
Xerox Corporation
Hot Springs, AR	100.00%	36,850	$4.85	$178,722.	FIXED	03/31/2014	03/31/2017

Section 2.2(c)(iv)(C)

Required Consents

1.	Certificate of Merger to be filed with/accepted by the Delaware Secretary of State with respect to the Conversion.

2.	Articles of Merger to be filed with/accepted by the State Department of Assessments and Taxation of Maryland with respect to the Conversion.

Section 2.2(e)

Certain Changes or Events

NONE.

Section 2.2(f)

Material Liabilities

NONE.

Section 2.2(i)

Litigation

NONE.

Section 2.2(j)

Audits, Examinations, or other Proceedings in Respect of Taxes

1.	Carey Asset Management Corp.

New York State (2008 & 2009)

Florida (2007, 2008 & 2009)

2.	W. P. Carey International LLC

New York City (2006 & 2007)

Section 2.2(k)

Pension and Benefit Plans

1.	Carey Profit Sharing and 401(k) Plan.

2.	Carey Asset Management Corp. Flexible Benefits Plan.

3.	Carey Asset Management Corp. Health & Insurance Plan.

Section 2.2(n)

Environmental Matters

NONE.

Section 2.2(o)(i)

Real Property Liens and Ownership

1.	None, other than the Liens associated with the loans set forth in the list entitled “WP Carey & Co. LLC – Existing Indebtedness” attached hereto and associated with the inter-company loans set forth on the list entitled “Inter-Company Loans” attached hereto.

W. P. Carey & Co. LLC - Existing Indebtedness

W. P. Carey & Co. LLC - Existing Indebtedness (Domestic Properties)

Borrower	Tenant	Original Lender	Face Amount (US$)
620 Eighth NYT (NY) Limited Partnership	NYT Real Estate Company LLC	BANK OF CHINA, NEW YORK BRANCH	125,000,000.
24 HR-TX (TX) Limited Partnership	24 Hour Fitness USA, Inc.	American Bank of Texas	3,350,000.
AMLN Landlord LLC	Amylin Pharmaceuticals, Inc.	Wells Fargo Bank, National Association	35,350,000.
ANTH WPC (CA) LLC	Anthony, Inc. and Anthony Holdings, Inc.	JPMorgan Chase Bank	9,285,000.
ANT-LM LLC	Orbital Sciences Corporation	Thrivent Financial For Lutherans	14,000,000.
AW WPC (KY) LLC	The United States Playing Card Company	JPMorgan Chase Bank, N.A.	10,750,000.
Bone (DE) QRS 15-2, Inc.	Hologic, Inc.	GMAC Commercial Mortgage Bank	18,500,000.
Call LLC	Sprint Spectrum Realty Company, L.P.	Wells Fargo Bank National Association	8,500,000.
CAREY NORCROSS LLC	CheckFree Corporation	PNC Bank, National Association	30,000,000.
CONSYS-9 (SC) LLC	Consolidated Systems, Inc.	Morgan Stanley Mortgage Capital Inc.	12,000,000.
AZO-C L.P.	AutoZone, Inc.	Teachers Insurance Annuity Association of America	2,033,191.01
AZO-D L.P.	AutoZone, Inc.	Teachers Insurance Annuity Association of America	4,677,621.02
DP WPC (TX) LLC	The American Bottling Company	JPMorgan Chase Bank	33,950,000.
FAUR WPC (OH) LLC	Faurecia Exhaust Systems	JPMorgan Chase Bank	2,675,000.
FLY (CD) LLC	US Airways Group, Inc.	NATIONAL BANK OF ARIZONA	19,000,000.
FORGE RIVER (TX) LP	Lockheed Martin Corporation	Wells Fargo Bank, NA	4,500,000.
FOUR WORLD LANDLORD (GA) LLC	World Color Printing (USA) Corp.	Merill Lynch Mortgage Lending, Inc.	5,000,000.
JPCENTRE (TX) LLC	JPMorgan Chase Bank, National Assoc.	Texas Capital Bank	35,000,000.
Keystone Capital Company	Lowes Home Improvement Warehouse	National Western Life Insurance Company	9,725,000.
QRS 11-41 (AL), LLC	Sports Wholesale, Inc.	Wells Fargo Bank, National Association	4,750,000.
Quest-US West (AZ) QRS 11-68, LLC	Qwest Communications, Inc.	P & M Commercial Funding Inc.	1,594,022.62
Randolph/Clinton Limited Partnership	SymphonyIRI Group, Inc.	Wells Fargo Bank, National Association	15,000,000.
RUSH IT LLC	Federal Express Corporation	JPMorgan Chase Bank, N.A.	54,000,000.
Three Aircraft Seats (DE) LP	BE Aerospace, Inc.	CIBC Inc.	9,200,000.
VENICE (CA) LP	Google, Inc.	AIG Annuity Insurance Co.	24,000,000.
W. P. Carey & Co. LLC Existing Indebtedness (Storage Properties)
Borrower	Tenant	Original Lender	Face Amount (US$)
87th Street Storage Owner (IL) LLC	STO - Chicago, IL, 87th St.	Standard Insurance Company	2,150,000.00
Bedford WPC Storage (IL) LLC	STO - Bedford Park, IL	Standard Insurance Company	1,777,000.00
Best Storage (FL) LLC	STO - Tallahassee, FL,	Bank of America, N.A.	4,000,000.00
Carey Storage I (CA) Rohnert, LLC	STO - Rohnert Park, CA	Standard Insurance Company	4,480,000.00
Carey Storage I (FL) Bull Run LLC	STO - Tallahassee, FL, Roanoke	Standard Insurance Company	3,920,000.00
Carey Storage I (GA) Ameristor, LLC	STO - Augusta, GA	Standard Insurance Company	2,350,000.00
Carey Storage I (GA) Store House, LLC	STO - Lawrenceville, GA	Standard Insurance Company	3,805,000.00
Carey Storage I (MA) LLC	STO - N. Billerica, MA	Standard Insurance Company	4,240,000.00
Carey Storage I (MA) LLC	STO - Brockton, MA	Standard Insurance Company	2,450,000.00
Carey Storage I (MA) LLC	STO - N. Andover, MA	Standard Insurance Company	2,400,000.00
Carey Storage I (MA) LLC	STO - Taunton, MA	Standard Insurance Company	1,900,000.00
Carey Storage I (OH) Armor, LLC	STO - Fairfield, OH	Standard Insurance Company	2,240,000.00
Carey Storage I (TX) ACES LP	STO - Killeen, TX	Standard Insurance Company	3,450,000.00
Carey Storage I (TX) Beltline, LP	STO - Garland, TX	Standard Insurance Company	2,750,000.00
Carey Storage I (TX) Tarrant, LP	STO - Ft. Worth, TX	Standard Insurance Company	3,600,000.00
Harlem WPC Storage (IL) LLC	STO - Chicago, IL, West 60th St.	Standard Insurance Company	1,466,000.00
Lincolnshire WPC Storage (IL) LLC	STO - Lincolnshire, IL	Standard Insurance Company	2,533,000.00
Pensacola Storage (FL) LLC	STO - Pensacola, FL	Standard Insurance Company	2,050,000.00
Pulaski WPC Storage (IL) LLC	STO - Chicago, IL, Pulaski	Standard Insurance Company	1,746,000.00
Storage I (CT) LLC	STO - Newington, CT	Standard Insurance Company	2,415,000.00
Total Storage (AR) LLC	STO - Bentonville, AR	Artesia Mortgage Capital Corporation	2,200,000.00
WP Carey & Co. LLC Existing Indebtedness (Foreign Entities)
Borrower	Tenant	Original Lender	Face Amount (€)
Société SCI CARLOG	Carrefour Hypermarche	Aareal Bank AG	84,244,000.00
Société SCI CARLOG	Carrefour Hypermarche	Aareal Bank AG	14,025,000.00
SCI MAP INVEST	Medica France	Credit Foncier de France	34,000,000.00
Sas Ilkinvest	Bouyges Telecom	Entenial	8,383,171.45
Sas Ilkinvest	Bouyges Telecom	Wuerttemberger Hypo Bank	8,383,171.45
OLlMPlA INVESTMENTS Sp. zoo	OBI Group	Euro Hypo	6,578,000.00

INTER-COMPANY LOANS

Lender	Borrower	Initial Principal	Principal Paydown	Date	Principal outstanding
Carey REIT II	Eros II Spain 17-16 B.V.	€14,342,674.00	€209,854.00	6/30/2010
			€1,820,000.00	8/31/2011
			€210,000.00	9/30/2011

			€2,239,854.00		€12,102,820.00
Eros II Spain 17-16 B.V.	Goldyard S.L. (EUR)	€20,953,364.00	€2,600,000.00	8/31/2011
			€300,000.00	9/30/2011

			€2,900,000.00		€18,053,364.00
Schobi (GER-POL) LLC	Jamesinvest SPRL	€5,260,000.00			€5,260,000.00
Schobi (GER-POL) LLC	Jamesinvest SPRL	€3,000,000.00	€1,300,000.00	10/14/2008	€1,700,000.00
Polk Invest SPRL	Jamesinvest SPRL	€6,437,846.00			€6,437,846.00
Schobi (GER-POL) LLC	Olimpia Investment Sp z.o.o.	€12,067,568.80	€6,250,000.00	3/19/2008
			€2,092,050.21	3/26/2008

			€8,342,050.21		€3,725,518.59
Jamesinvest SPRL	Polkinvest SPRL	€1,550,000.00			€1,550,000.00
Carey REIT II, Inc.	H2 Lender WPC LLC	€114,930.13			€114,930.13
H2 Lender WPC LLC	HLWG Two Lender SARL (consolidate in CPA16)	€114,930.13			€114,930.13
Carey REIT II, Inc.	24 HR-TX GP (TX) QRS 12-66	$2,472,300.00			$2,472,300.00
Carey REIT II, Inc.	ABI (TX) Limited Partnership	$4,558,500.00			$4,558,500.00

Section 2.2(o)(i)(F)

Liens on Equity Interests

1.	None, other than the Liens associated with the loans set forth on the list entitled “WP Carey & Co. LLC – Existing Indebtedness” attached to Schedule 2.2(o)(i).

Section 2.2(o)(ii)

Contracts for Sale, Acquisition, or Transfer, and Development and Construction

Contracts

W.P. Properties under Contracts for Sale or Transfer:

1.	Real Estate Purchase Agreement by and between Corporate Property Associates 4, as seller, and Varma Family Limited Partnership, as purchaser, dated January 19, 2012 for real property located at 4025 and 4063 Viscount Avenue, Memphis, Tennessee 38118.

2.	Purchase and Sale Agreement by and between Corporate Property Associates 6, as seller, and Augeo LLC, as buyer, dated February 1, 2012 for real property located at 2252 Mount Meigs Road, Montgomery, Alabama.

3.	Purchase and Sale Agreement by and between Torrey Pines Limited Partnership, as seller, and ARE-SD Region No. 35, LLC, as buyer, dated January 9, 2012 for real property located at 3013-3033 Science Park Road, San Diego, California.

Contracts for Acquisition (with W. P. Carey or W. P. Carey Subsidiary as purchaser):

NONE.

Development and Construction Contracts:

1.	Landlord work to be performed and tenant allowance to be paid under that certain Civil Lease between Tours Invest, as lessor, and Caisse Centrale D’Activities Sociales, as lessee, dated December 16, 2011.

2.	Landlord work to be performed and tenant allowance to be paid under that certain Lease Agreement by and between Autopress (GER) LLC, as landlord, and Schuler AG, Schuler Pressen Gmbh & Co. KG, Schuler Cartec GmbH & Co. KG and Schuler GUB GmbH&Co. KG, jointly as tenant, dated September 3, 2007.

Section 2.2(o)(iii)

Agreements of Sale, Option Agreements, Rights of First Offer, Rights of First

Refusal, and Early Termination Rights

W. P. Carey Properties under Agreements of Sale:

1.	See Schedule 2.2(o)(ii)

Option Agreements (with W. P. Carey or W. P. Carey Subsidiary as Optionee):

NONE.

W.P. Carey Properties subject to Rights of First Offer, Rights of First Refusal, or Early Termination:

1.	Certain tenants of W. P. Carey Properties may have rights of first refusal, rights of first offer, purchase options, and/or early termination rights contained in the leases and other related documents associated with the rent roll provided in Schedule 2.2(c)(iii).

Section 2.2(p)

Insurance Policies

See attached.

W. P. Carey & Co., LLC Insurance 2011 - 2012

Broker	Program	Policy	Limit	Deductible	Description	Insurance Carrier	Policy Period	Policy Number

McGriff, Seibels & Williams	Insured Assets	Domestic Property - Primary	$2,000,000,000	$100,000/$250,000	Covers scheduled real estate assets and includes Contingent coverage for assets covered under tenants’ primary insurance programs	Travelers Property Casualty Co, of America	05/01/11 -05/01/12	KTK-JMB-123D949-2-11
		Domestic Property -Contingent		$500,000
		Domestic Liability -Primary & Contingent	$1,000,000	None	Covers scheduled real estate assets and includes Contingent endorsement	Travelers Insurance Co.	05/01/11- 05/01/12	Y660-8246A745-TIL-11
		Excess Liability	$25,000,000	$10,000	Extends liability coverage for real estate assets/Contingent component	Zurich American Ins. Co.	05/01/11- 05/01/12	AUC937331708
	International	Contingent Property	$50,000,000	$500,000	Covers real estate assets and includes Contingent component	Travelers Insurance Co.	05/01/11 -05/01/12	KTK-CMB-157R20-A-11
		Commercial Contingent Liability	$1,000,000	None	Covers real estate assets and includes Contingent component	Chubb Insurance Co.	05/01/11 -05/01/12	35850558

Section 2.2(q)

Vote Required

W. P. Carey Conversion:

1.	The affirmative vote of the holders of a majority of the outstanding Listed Shares entitled to vote is required for the adoption of the Conversion Agreement.

2.	The affirmative vote of W. P. Carey, as sole stockholder of NewCo REIT, is required for the adoption of the Conversion Agreement.

Merger:

1.	The affirmative vote of the holders of a majority of the outstanding Listed Shares entitled to vote is required for the adoption of the Merger Agreement.

2.	The affirmative vote of W. P. Carey, the sole stockholder of NewCo REIT, is required for the adoption of the Merger Agreement.

Section 2.2(t)(i)

Material Contracts in Default

NONE.

Section 2.2(t)(ii)

Due-on-Sale Provisions

Approvals, consents and authorizations to be obtained from the lenders under mortgages and related loan documents evidencing and/or securing the loans identified on Schedule 2.2(o)(i).

Section 2.2(t)(iii)

Non-Competition Agreements

NONE.

Section 2.2(t)(iv)

Indemnification Agreements

1.	Director and Officer Indemnification Policy of W. P. Carey & Co. LLC

Section 2.2(u)

Related Party Transactions

1.	Organizational documents and other agreements relating to the joint ventures between such Related Parties set forth on the list attached hereto.

RELATED PARTY JOINT VENTURES

** Non-subsidiary

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Asiainvest LLC	Delaware	Individual Member(s) (7.69%)	N/A	Individual Member(s) (7.69%)

		W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)		W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

Brassington Limited	Hong Kong	Asiainvest LLC, a Delaware limited liability company (100%)	Asiainvest LLC is owned by W.P. Carey & Co. LLC (92.31%) Individual Member(s) (7.69%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

W. P. Carey International LLC	Delaware	Individual Member(s) (7.69%) Carey Asset Management Corp., a Delaware corporation (92.31%)	Carey Asset Management Corp. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

W. P. Carey & Co. Limited	England	W.P. Carey International LLC, a Delaware limited liability company (100%)	W.P. Carey International LLC is owned by (i) Individual Member(s) (7.69%) and (ii) Carey Asset Management Corp., a Delaware corporation (92.31%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

WP Carey Holdings LLC	Delaware	WPCI Holdings I LLC (a/k/ WPCI Holdings LLC) (50% International) Carey REIT II, Inc., a Maryland corporation (50% International, 100% Domestic)	WPCI Holdings I LLC is owned by (i) Carey REIT II, Inc., a Maryland corporation (92.31%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%), and (ii) Individual Member(s) (7.69%).	N/A as to Domestic Individual Member(s) (7.69%) (as to International) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%) (as to International)

WPCI Holdings I LLC	Delaware	Carey REIT II, Inc., a Maryland corporation (92.31%) Individual Member(s) (7.69%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

WPCI Holdings II LLC	Delaware	W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%) Individual Member(s) (7.69%)	N/A	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

W.P. Carey & Co B.V.	Netherlands	W.P. Carey & Co. LLC, a Delaware limited liability company (50.00%) WPCI Holdings II LLC, a Delaware limited liability company (50.00%)	WPCI Holdings II LLC is owned by W.P.Carey & Co. LLC, a Delaware limited liability company (92.31%) and Individual Member(s) (7.69%)	Individual Member(s) (approximately 3.845%) W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 96.155%)

W.P. Carey Equity Investment Management (Shanghai) Limited	Shanghai	Brassington Limited, a Honk Kong company (100%) which is owned by Asiainvest LLC, a Delaware limited liability company (100%)	Asiainvest LLC is owned by W.P. Carey & Co. LLC (92.31%) Individual Member(s) (7.69%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

WPCI Shanghai Rep Office	N/A – representative Shanghai office	W.P. Carey International LLC, a Delaware limited liability company (100%)	W.P. Carey International LLC is owned by (i) Individual Member(s) (7.69%) and (ii) Carey Asset Management Corp., a Delaware corporation (92.31%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

620 Eighth NYT (NY) Limited Partnership** (NY Times Building)	Delaware

620 Eighth GP NYT (NY) LLC, a Delaware limited liability company (55% (general partner))**

620 Eighth Investor NYT (NY) QRS 16-150, Inc., a Delaware corporation (27.25%)**

Carey REIT II, Inc., a Maryland corporation (17.75%)

620 Eighth GP NYT (NY) LLC** is owned by CPA: 17 Limited Partnership, a Delaware limited partnership (100%)**, which is owned by (i) Corporate Property Associates 17 – Global Incorporated, a Maryland corporation (99.985%; general partner)** and (ii) W.P. Carey Holdings LLC, a Delaware limited liability company (0.015%) which is owned by Carey REIT II, Inc.

Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%).

Corporate Property Associates 17 – Global Incorporated (approximately 55%)**

W.P. Carey & Co. LLC (approximately 17.75%)

Corporate Property Associated 16 – Global Incorporation (approximately 25.25%)**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

620 Eighth Investor NYT (NY) QRS 16-150, Inc.** is owned by CPA 16 Merger Sub Inc., a Maryland corporation (100%)** which is owned by CPA 16 LLC, a Delaware limited liability company (approximately 100%)**, which is owned by (i) Corporate Property Associated 16 – Global Incorporated, a Maryland corporation (99.985% (managing member))** and (ii) Carey REIT III Inc., a Maryland corporation (.015%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%).

Bone (DE) QRS 15-12, Inc. (64%)** and Bone (DE) LLC (36%) (tenants in common) (Hologic, Inc.)	Delaware	Bone (DE) QRS 15-12, Inc.** is owned by Corporate Property Associates 15 Incorporated, a Maryland corporation (100%)** Bone (DE) LLC is owned by Bone Manager, Inc., a Delaware corporation (100%)	Bone Manager Inc. is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Corporate Property Associates 15 Incorporated (64%)** W.P. Carey & Co. LLC (36%)

CCARE(MULTI) Limited Partnership** (Learning Care Group (Childtime Childcare, Inc.))	Delaware	CCARE(MULTI)GP QRS 11-60, Inc., a Delaware corporation (66.07%; general partner)** CCARE(MULTI)LP QRS 9-1, Inc., a Delaware corporation (33.93%)

CCARE(MULTI)GP QRS 11-60, Inc.** is owned by CIP Acquisition Incorporated, a Maryland corporation (100%)**, which is owned by CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED, a Maryland corporation (100%)**

CCARE(MULTI)LP QRS 9-1, Inc. is owned by Corporate Property Associates 9 is owned by Carey Management LLC, a Delaware limited liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner). Carey Management LLC is owned by Carey REIT II, Inc. (100%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Corporate Property Associates 15 Incorporated (66.07%)** W.P. Carey & Co. LLC (33.93%)

Consys-9 (SC) LLC (60%) and Consys (SC) QRS 16-66, Inc. (40%)**	Delaware	Consys-9 (SC) LLC, a Delaware limited liability company is owned by Corporate Property Associates 9, L.P., a Delaware	Corporate Property Associates 9, L.P. is owned by (i) Carey Management LLC, a Delaware limited liability company (7.67%; general partner) which is owned by Carey	Corporate Property Associates 16-Global Incorporated (60%)**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

(as tenants in common) (Consolidated Systems, Inc.)		limited partnership (100%) Consys (SC) QRS 16-66, Inc., a Delaware limited liability company** is owned by CPA 16 Merger Sub Inc., a Maryland corporation (100%)**

REIT II, Inc., a Maryland corporation (100%) and (ii) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

CPA 16 Merger Sub Inc.** is owned by CPA 16 LLC, a Delaware limited liability company (approximately 100%)**, which is owned by (i) Corporate Property Associated 16 – Global Incorporated, a Maryland corporation (99.985% (managing member))** and (ii) Carey REIT III Inc., a Maryland corporation (.015%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

W.P. Carey & Co. LLC (40%)

Randolph/Clinton Limited Partnership (Symphony IRI Group (Information Resources, Inc.))	Delaware	Corporate Property Associates 9, L.P., a Delaware limited partnership (33.33%) QRS 10-1 (ILL), Inc., an Illinois corporation (66.66%; general partner)**

Corporate Property Associates 9 is owned by Carey Management LLC, a Delaware limited liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33% limited partner).

QRS 10-1 (ILL), Inc.** is owned by CIP Acquisition Incorporated, a Maryland corporation (100%)**, which is owned by Corporate Property Associates 15 Incorporated, a Maryland corporation (100%)**

W.P. Carey & Co. LLC (33.33%) Corporate Property Associates 15 Incorporated (66.66%)**

Autopress (GER) LLC** (67%) and Jamesinvest Sprl (33%) (as tenants in common) (Schuler Tic)	Autopress (GER) LLC: Delaware Jamesinvest Sprl: Belgium

Autopress (GER) LLC** is owned by (i) Work (GER) QRS 16-117, Inc., a Delaware corporation (49.75%; limited partner)** and (ii) Metal (GER) QRS 15- 94, Inc., a Delaware corporation (50.25%; general partner)**

Jamesinvest Sprl is owned by Polkinvest Sprl, a Belgian company (100%)

Work (GER) QRS 16-117, Inc.** is owned by owned by CPA 16 Merger Sub, Inc., a Maryland corporation (100%)**, which is owned be CPA 16 LLC, a Delaware limited liability company (100%)**, which is owned by Corporate Property Associates 16 – Global Incorporated, a Maryland corporation (99.985% capital Interest)** and Carey REIT III Inc., a Delaware corporation (0.015% Capital Interest). Carey REIT III Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (100%)

Metal (GER) QRS 15-94, Inc.** is owned by owned by CPA 15 INCORPORATED, a Maryland corporation (100%)**

Corporate Property Associates 16 – Global Incorporated (33.33%)**

W.P. Carey & Co., LLC (approximately 32.9999%)

Corporate Property Associates 15 Incorporated (33.67%)**

W.P. Carey & Co., Inc. (approximately .0001%)**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Polkinvest Sprl is owned by

(i) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (ii) W.P. Carey & Co., Inc., a Delaware corporation (1 share)**

Goldyard, S.L. (Eroski: Mallorca)	Spain	Eros II Spain 17-16 B.V., a Dutch company (100%)

Eros II Spain 17-16 B.V. is owned by:

(i) CPA 17 Pan-European Holding Coop (30%)**, which is owned by (a) CPA 17 International Holding and Financing LLC, a Delaware limited liability company (1%)**, which is owned by CPA: 17 Limited Partnership, a Delaware limited partnership (100%)**, and (b) CPA: 17 Limited Partnership, a Delaware limited partnership (99%)**, which is owned by Corporate Property Associates 17- Global Incorporated, a Maryland corporation (99.985%; general partner)** and W. P. Carey Holdings LLC, a Delaware limited liability company (.015%). W.P. Carey Holdings LLC is owned by Carey REIT II Inc., a Maryland corporation (50%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%); and

(ii) EROS (ESP) CR QRS INC., a Delaware corporation (70%), which is owned by Carey REIT II Inc., a Maryland corporation (100%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Corporate Property Associates 17- Global Incorporated (29.85%)** W.P. Carey & Co. LLC (70.15%)

Olimpia Investment Sp. z o.o. (OBI 3) (Wroclaw)	Poland	Pilbara Investments Limited, a Cypress company (100%)	Pilbara Investments Limited is owned by Polkinvest Sprl (100%) which is owned by (i) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited	W.P. Carey & Co., LLC (approximately 99.9999%) W.P. Carey & Co., Inc.

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

			liability company (approximately 100%) and (ii) W.P. Carey & Co., Inc., a Delaware corporation (1 share)**	(approximately .0001%)**

SCI MAP INVEST** (Medica)	France	MAP INVEST 1 SARL (50%)** MAP INVEST 2 SARL (50%)**	MAP INVEST 1 SARL** and MAP INVEST 2 SARL** are owned by MAPI INVEST SPRL (100%)** which is owned by (i) POLKINVEST Sprl (1,994 shares), which is owned by (A) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (B) W.P. Carey & Co., Inc., a Delaware corporation (1 share)** and (ii) Carey REIT II, Inc. (3,500 shares), which is owned by WP Carey & Co. LLC (approximately 100%), (iii) MAPINVEST DELAWARE LLC (1 share)** and (iv) Corporate Property Associates 15 Incorporated (6,499 shares)**

W.P. Carey & Co. LLC (approximately 45.7999)

W.P. Carey & Co., Inc. (approximately .0001%)**

Corporate Property Associates 15 Incorporated (approximately 54.19%)**

Mapinvest Delaware LLC (approximately .01%)**

CARLOG** (Carrefour/Logidis)	France	CARLOG 2 SARL (50%)** CARLOG 1 SARL (50%)**	CARLOG 2 SARL** and CARLOG 1 SARL** are owned by MAPI INVEST SPRL (100%)** which is owned by (i) POLKINVEST Sprl (1,994 shares), which is owned by (A) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (B) W.P. Carey & Co., Inc., a Delaware corporation (1 share)** and (ii) Carey REIT II, Inc. (3,500 shares), which is owned by WP Carey & Co. LLC (approximately 100%), (iii) MAPINVEST DELAWARE LLC (1 share)** and (iv) Corporate Property Associates 15 Incorporated (6,499 shares)**

W.P. Carey & Co. LLC (approximately 45.7999)

W.P. Carey & Co., Inc. (approximately .0001%)**

Corporate Property Associates 15 Incorporated (approximately 54.19%)**

Mapinvest Delaware LLC (approximately .01%)**

Section 3.2

Post Execution Conduct of Business

NONE

Section 9.1

Officers for Knowledge Qualifier

1.	Trevor P. Bond

2.	Thomas E. Zacharias

3.	Mark J. DeCesaris

4.	John J. Park

5.	Hisham A. Kader

6.	Jiwei Yuan

7.	Paul Marcotrigiano

8.	Susan C. Hyde

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

AGREEMENT AND PLAN OF MERGER

DATED AS OF FEBRUARY 17, 2012

DISCLOSURE LETTER

This Disclosure Letter modifies, supplements and forms a part of that certain Agreement and Plan of Merger (the “Agreement”) dated as of February 17, 2012, by and among Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA15”), CPA 15 Holdco, Inc., a Maryland corporation and a wholly-owned subsidiary of CPA15 (“CPA 15 Holdco”), W. P. Carey & Co. LLC, a Delaware limited liability company and the ultimate parent of the external manager of CPA15 (“W. P. Carey”), W. P. Carey REIT, Inc., a Maryland corporation and a wholly-owned subsidiary of W. P. Carey (“NewCo REIT”), CPA 15 Merger Sub, Inc., a Maryland corporation an indirect subsidiary of NewCo REIT (“Merger Sub”), and, for the limited purposes set forth in Section 4.3, Carey Asset Management Corp. (“CAM”) and W. P. Carey & Co. B.V. (“W. P. Carey B.V.”), each a subsidiary of W. P. Carey; and is arranged in Sections corresponding to the numbered Sections contained in the Agreement. This Disclosure Schedule sets forth items the disclosure of which are necessary or appropriate by CPA15, either in response to an express informational requirement contained in or requested by a provision of the Agreement, or as an exception to one or more representations, warranties or covenants contained in the Agreement; provided, that the mere inclusion of an item in this Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission that such item (or any undisclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance. Capitalized terms used in this Disclosure Letter shall have the same meanings as in the Agreement.

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SCHEDULES OF DISCLOSURE LETTER

Schedule 2.2(c)(ii)	Consents, Approvals, Authorizations, Permits, Filings and Notifications
Schedule 9.1	Officers for Knowledge Qualifier

2

Schedule 2.2(c)(ii)

Consents, Approvals, Authorizations, Permits, Filings and Notifications

NONE.

3

Schedule 9.1

Officers for Knowledge Qualifier

Trevor P. Bond

Thomas E. Zacharias

Mark J. DeCesaris

John J. Park

Hisham A. Kader

Jiwei Yuan

Paul Marcotrigiano

Susan C. Hyde

4